UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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    NETFLIX, INC.

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Netflix, Inc.

100 Winchester Circle

Los Gatos, California 95032

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2010

To the Stockholders of Netflix, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Netflix, Inc., a Delaware corporation (the “Company”), will be held on May 20, 2010 at 3:00 p.m. local time at the Company’s corporate headquarters at 100 Winchester Circle, Los Gatos, California 95032, for the following purposes:

1.	To elect two Class II directors to hold office until the 2013 Annual Meeting of Stockholders;

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010;

3.	To approve the Company’s Amended and Restated 2002 Employee Stock Purchase Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are described more fully in the Proxy Statement accompanying this Notice. Only stockholders who owned our common stock at the close of business on March 23, 2010 can vote at this meeting or any adjournments that may take place.

All stockholders are cordially invited to attend the meeting in person.

For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at the address of the Company’s executive offices noted above.

By order of the Board of Directors

David Hyman
General Counsel and Secretary

April 8, 2010

Los Gatos, California

YOUR VOTE IS IMPORTANT. PLEASE VOTE OVER THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU RECEIVED A PAPER PROXY CARD AND VOTING INSTRUCTIONS BY MAIL, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

NETFLIX, INC.

100 Winchester Circle

Los Gatos, California 95032

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2010

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The attached proxy is solicited on behalf of the Board of Directors of Netflix, Inc., a Delaware corporation (the “Company”), for use at the Annual Meeting of Stockholders to be held on May 20, 2010, at 3:00 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company’s corporate headquarters at 100 Winchester Circle, Los Gatos, California 95032.

Pursuant to rules promulgated by the Securities and Exchange Commission (“SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, the Company will mail, on or about April 8, 2010, a Notice of Internet Availability of Proxy Materials to stockholders of record and beneficial owners as of the close of business on March 23, 2010. On the date of mailing of the Notice of Internet Availability of Proxy Materials, all stockholders will have the ability to access all of the proxy materials at http://ir.netflix.com/annuals.cfm. Should you request it, we will make paper copies of these proxy materials available free of charge.

Our principal executive offices are located at 100 Winchester Circle, Los Gatos, California 95032, and our telephone number is (408) 540-3700. Our Internet Web site address is www.netflix.com. You may find our SEC filings, including our annual reports on Form 10-K, on our Investor Relations Web site at http://ir.netflix.com/sec.cfm.

Revocability of Proxies

You may change your vote at any time prior to the vote at the Annual Meeting. If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to the Company’s Secretary at the address above prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request. For shares you hold beneficially in the name of a broker, trustee or other nominee, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Voting and Solicitation

Only stockholders of record at the close of business on March 23, 2010, referred to as the Record Date, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were 52,166,502 shares of common stock outstanding and entitled to vote. Each holder of record of shares of common stock on that date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

Properly delivered proxies will be voted at the Annual Meeting in accordance with the specifications made. Where no specifications are given, such proxies will be voted “FOR” all nominees and “FOR” all other proposals described in this Proxy Statement. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Annual Meeting. If, however, any matter not described in this Proxy Statement is properly presented for action at the Annual Meeting, the persons named as proxies in the enclosed form of proxy will have authority to vote according to their own discretion.

The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of common stock issued and outstanding on the Record Date. Shares that are voted “FOR,” “AGAINST,” “WITHHELD” or “ABSTAIN,” referred to as the Votes Cast, are treated as being present at the Annual Meeting for purposes of establishing a quorum. An abstention will have the same effect as a vote against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus, a broker non-vote will not affect the outcome of the voting on a particular proposal.

If you hold your shares in street name it is critical that you cast your vote if you want it to count in the election of directors (Proposal One of this proxy statement). Recent changes in regulations were made to take away the ability of your bank or broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, no vote will be cast on your behalf.

The cost of soliciting proxies will be borne by the Company. The Company may reimburse banks and brokers and other persons representing beneficial owners for their reasonable out-of-pocket costs. The Company may use the services of its officers, directors and others to solicit proxies, personally or by telephone, facsimile or electronic mail, without additional compensation.

Stockholder Proposals

Proposals of stockholders that are intended to be presented at our 2011 Annual Meeting of Stockholders in the proxy materials for such meeting must comply with the requirements of SEC Rule 14a-8 and must be received by our Secretary no later than December 9, 2010 in order to be included in the Proxy Statement and proxy materials relating to our 2011 Annual Meeting of Stockholders. A stockholder proposal or a nomination for director that will not be included in our Proxy Statement and proxy materials, but that a stockholder intends to present in person at the meeting, must generally be submitted to our Secretary no earlier than January 23, 2011, and no later than February 22, 2011.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

Two Class II directors, Timothy M. Haley and Gregory S. Stanger, are to be elected at the Annual Meeting. Messrs. Haley and Stanger have been elected by the Company’s stockholders at previous annual meetings. Unless otherwise instructed, the proxy holders will vote the proxies received by them for Messrs. Haley and Stanger, each of whom is presently a director of the Company. If either of Messrs. Haley or Stanger is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for a substitute nominee designated by the Board to fill the vacancy, or if no substitute has been nominated, for the remaining nominee. Messrs. Haley and Stanger each has agreed to serve as a director of the Company if elected. The term of office of each director elected at this Annual Meeting will continue until the Annual Meeting of Stockholders held in 2013 or until such director’s successor has been duly elected or appointed and qualified, or until his earlier resignation or removal. Mr. Stanger recently became the Chief Financial Officer at Chegg, a subscription based textbook rental service. Mr. Stanger has indicated that he will resign from the Netflix board promptly following the selection of a qualified replacement board member. Until such time as a replacement is appointed, Mr. Stanger intends to continue to serve as a director and as Chairman of the Company’s audit committee. Any replacement director will be appointed by the Board and will serve as a Class II director.

Vote Required; Recommendation of Board

The two candidates receiving the highest number of affirmative Votes Cast will each be elected as Class II directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE NOMINEES LISTED BELOW.

Nominee	Age	Principal Occupation
Timothy M. Haley	55	Managing Director, Redpoint Ventures
Gregory S. Stanger	45	Chief Financial Officer, Chegg

Each nominee has extensive business experience, education and personal skills in their respective fields that qualify them to serve as an effective Board member. The specific experience, qualifications and skills of each director is set forth below.

Timothy M. Haley has served as one of the Company’s directors since June 1998. Mr. Haley is a co-founder of Redpoint Ventures, a venture capital firm, and has been a Managing Director of the firm since October 1999. Mr. Haley has been a Managing Director of Institutional Venture Partners, a venture capital firm, since February 1998. From June 1986 to February 1998, Mr. Haley was the President of Haley Associates, an executive recruiting firm in the high technology industry. Mr. Haley currently serves on the board of directors of several private companies. Mr. Haley holds a B.A. from Santa Clara University.

As a venture capital investor, Mr. Haley brings strategic and financial experience to the Board. He has evaluated, invested in and served as a board member of numerous companies. His executive recruiting background also provides the Board with insight into talent selection and management.

Gregory S. Stanger has served as one of the Company’s directors since June 2005. Mr. Stanger is the Chief Financial Officer of Chegg, a subscription based textbook rental service. Mr. Stanger has served as a venture partner at Technology Crossover Ventures, a private equity and venture capital firm, from June 2005 to June 2009 and was an executive in residence from December 2003 to June 2005. Mr. Stanger served as Senior Vice President, Chief Financial Officer and director of Expedia, Inc. from February 2002 to September 2003 and as its

Chief Financial Officer from October 1999 to September 2003. Before joining Expedia, he served as Senior Director, Corporate Development of Microsoft Corporation and held other positions within Microsoft’s Finance and Corporate Development departments since 1991. Mr. Stanger serves on the board of directors of Drugstore.com, DeepDyve, Bridgevine, and Global Market Insite, Inc. Mr. Stanger received a B.A. from Williams College and an M.B.A. from the University of California at Berkeley.

Mr. Stanger’s managerial positions and his service on numerous boards provide strategic, operational and corporate governance to the Board. As a venture capital investor, Mr. Stanger has evaluated and invested in numerous companies. As the former chief financial officer of a publicly traded corporation, Mr. Stanger brings financial and accounting experience to the Board.

Directors Not Standing For Election

The members of the Board whose terms or directorships do not expire at the Annual Meeting and who are not standing for election at this year’s Annual Meeting are set forth below:

Name	Age	Class/Term Expiration	Principal Occupation
Directors
Richard N. Barton	42	Class I/2012	Chief Executive Officer and Chairman of the Board of Zillow
Charles H. Gincarlo	52	Class I/2012	Managing Director, Silver Lake
A. George (Skip) Battle	66	Class III/2011	Investor
Reed Hastings	49	Class III/2011	Chief Executive Officer, President and Chairman of the Board, Netflix, Inc.
Jay C. Hoag	51	Class III/2011	General Partner, Technology Crossover Ventures

Each of the directors has extensive business experience, education and personal skills in their respective fields that qualify them to serve as an effective Board member. The specific experience, qualifications and skills of each director is set forth below.

Richard N. Barton has served as one of the Company’s directors since May 2002. In late 2004, Mr. Barton co-founded Zillow, Inc. where he is now Chief Executive Officer and Chairman of the Board. Additionally, Mr. Barton is a Venture Partner with Benchmark Capital. Previously, Mr. Barton founded Expedia, Inc. in 1994 and was its President, Chief Executive Officer and director from November 1999 to March 2003. Mr. Barton was a director of InterActiveCorp from February 2003 until January 2005. Mr. Barton also serves as a director for Avvo, Inc. and Glassdoor.com. Mr. Barton holds a B.S. in industrial engineering from Stanford University.

Having founded two successful Internet-based companies, Mr. Barton provides strategic and technical insight to the Board. As a chief executive officer and director of other companies, Mr. Barton also brings managerial, operational and corporate governance experience to the Board. In addition, Mr. Barton brings experience with respect to marketing products to consumers through the Internet.

Charles H. Giancarlo has served as one of the Company’s directors since April 2007. Currently, Mr. Giancarlo is chairman of the board of directors of Avaya, a leading enterprise communications systems company, and serves as a director of Accenture and Skype. Mr. Giancarlo also is a Managing Director at Silver Lake, a private equity firm, where he has served since December 2007. Previously, Mr. Giancarlo held a variety of roles at Cisco Systems, Inc., a provider of Internet Protocol (IP)-based networking and other products related to the communications and information technology industry from 1994 through 2007. Most recently, he was President of Cisco-Linksys, LLC, a position he held since June 2004 and Cisco’s Executive Vice President and Chief Development Officer, a position he held since July 2005. From July 2004 to July 2005, he was Chief Technology Officer. Prior to that, Mr. Giancarlo was Senior Vice President and General Manager of Product Development, from July 2001 to July 2004. He also served as Senior Vice President and General Manager of the

Commercial Business Segment from May 1999 to July 2001, managing one of Cisco’s fastest growing business segments. In May 1997, he was appointed to establish Cisco’s Global Alliances and ran the division as Senior Vice President until May 1999. In his first Cisco role after joining the company through the acquisition of Kalpana, Inc., Mr. Giancarlo held the title of Vice President of Business Development, from December 1994 to May 1997. Mr. Giancarlo holds B.S. and M.S. degrees in electrical engineering from Brown University and the University of California at Berkeley, respectively, and an MBA from Harvard University.

Having held numerous management positions and operated large business units in multi-national corporations, Mr. Giancarlo brings managerial and operational experience to the Board. He is also knowledgeable on technical matters, including Internet connected devices and networking systems. He also brings large company operational, financial and corporate governance experience to the Board.

A. George (Skip) Battle has served as one of the Company’s directors since June 2005. Mr. Battle was previously Executive Chairman of the Board of Ask Jeeves, Inc. which was acquired by IAC/InterActiveCorp in July 2005. He was Chief Executive Officer of Ask Jeeves from 2000 to 2003. From 1968 until his retirement in 1995, Mr. Battle served in management roles at Arthur Andersen LLP and then Andersen Consulting LLP (now Accenture), where he became worldwide managing partner of market development and a member of the firm’s executive committee. Educated at Dartmouth College and the Stanford Graduate School of Business, Mr. Battle currently serves as Chairman of the Board of Fair Isaac Corporation, a director of Advent Software, Inc. OpenTable, Inc. and Expedia, Inc., and a member of the board of the Masters Select family of mutual funds. He was previously a director of PeopleSoft, Inc.

Mr. Battle brings business insight and experience to the Board. He was a business consultant for more than 25 years, has served as a chief executive officer and currently serves on a number of public and private company boards. As such, he brings to the board strategic, operational, financial and corporate governance experience.

Reed Hastings has served as our Chief Executive Officer since September 1998 and our Chairman of the Board since inception. Mr. Hastings served as Chief Executive Officer of Pure Atria Software, a maker of software development tools, from its inception in October 1991 until it was acquired by Rational Software Corporation, in August 1997. Mr. Hastings currently serves as a member of the board of directors of Microsoft. Mr. Hastings holds an M.S.C.S. degree from Stanford University and a B.A. from Bowdoin College.

As Co-founder and Chief Executive Officer of Netflix, Mr. Hastings deeply understands the technology and business of Netflix. He brings strategic and operational insight to the Board. Mr. Hastings is also a software engineer and has unique management and industry insights.

Jay C. Hoag has served as one of the Company’s directors since June 1999. Since June 1995, Mr. Hoag has served as a founding General Partner at Technology Crossover Ventures, a private equity and venture capital firm. Mr. Hoag serves on the board of directors of Tech Target and several private companies. Previously Mr. Hoag served on the boards of directors of TheStreet.com, Expedia, Inc., Altiris, Inc. and eLoyalty Corporation. Mr. Hoag holds an M.B.A. from the University of Michigan and a B.A. from Northwestern University.

As a private equity and venture capital investor, Mr. Hoag brings strategic insights and financial experience to the Board. He has evaluated, invested in and served as a board member on numerous companies, both public and private, and is familiar with a full range of corporate and board functions. His many years of experience in helping companies shape and implement strategy provide the Board with unique perspectives on matters such as risk management, corporate governance, talent selection and management.

Michael N. Schuh has served as one of the Company’s directors since February 1999. He is a Class II director and recently informed the Company that he would not stand for re-election. As of the date of the Company’s Annual Meeting, Mr. Schuh will no longer serve as a director of the Company.

Executive Officers

Our executive officers are set forth below:

Other Executive Officers	Age	Position
Neil Hunt	48	Chief Product Officer
Leslie Kilgore	44	Chief Marketing Officer
Barry McCarthy	56	Chief Financial Officer
Patty McCord	56	Chief Talent Officer
Andrew Rendich	42	Chief Service and DVD Operations Officer
Ted Sarandos	45	Chief Content Officer

Neil Hunt has served as the Company’s Chief Product Officer since 2002 and as its Vice President Internet Engineering from 1999 to 2002. From 1997 to 1999, Mr. Hunt was Director of Engineering for Rational Software. Mr. Hunt holds a doctorate in computer science from the University of Aberdeen, U.K. and a bachelors degree from the University of Durham, U.K.

Leslie Kilgore has served as the Company’s Chief Marketing Officer (formerly Vice President of Marketing) since March 2000. From February 1999 to March 2000, Ms. Kilgore served as Director of Marketing for Amazon.com, Inc., an Internet retailer. Ms. Kilgore served as a brand manager for The Procter & Gamble Company, a manufacturer and marketer of consumer products, from August 1992 to February 1999. Ms. Kilgore holds an M.B.A. from the Stanford University Graduate School of Business and a B.S. from The Wharton School of Business at the University of Pennsylvania.

Barry McCarthy has served as the Company’s Chief Financial Officer since April 1999 and its Secretary from May 1999 to June 2007. Mr. McCarthy currently serves as a member of the board of directors of Chegg and kaChing. From January 1993 to December 1999, Mr. McCarthy was Senior Vice President and Chief Financial Officer of Music Choice, a music programming service distributed over direct broadcast satellite and cable systems. From June 1990 to December 1992, Mr. McCarthy was Managing Partner of BMP Partners, a financial consulting and advisory firm. From 1982 to 1990, Mr. McCarthy was an Associate, Vice President and Director with Credit Suisse First Boston, an investment banking firm. Mr. McCarthy holds an M.B.A. from The Wharton School of Business at the University of Pennsylvania and a B.A. from Williams College.

Patty McCord has served as the Company’s Chief Talent Officer since 1998. Prior to joining Netflix, Ms. McCord served as Director of Human Resources at Pure Atria, which was acquired by Rational Software, where she managed all human resources functions and directed all management development programs from 1994 to 1997.

Andrew Rendich has served as the Company’s Chief Service and DVD Operations Officer since 2009. From 2007 to 2009, Mr. Rendich served as Vice President of Operations. He has served in various other roles within Netflix since 1999. Prior to joining Netflix, Mr. Rendich served as a Director of Engineering at Verax Systems. Mr. Rendich holds degrees in computer engineering and computer science from RIT and Alfred State.

Ted Sarandos has served as the Company’s Chief Content Officer and Vice President of Content since 2000. Prior to joining Netflix, Mr. Sarandos was Vice President of Product and Merchandising for Video City.

There are no family relationships among any of our directors, nominees for director and Executive Officers.

Board Meetings and Committees

The Board held eight meetings during 2009. Each Board member attended at least 75% of the aggregate of the Board meetings and meetings of the Board committees on which such director served in 2009.

As of the date of the Proxy Statement, the Board has four standing committees: (1) the Compensation Committee; (2) the Audit Committee; (3) the Nominating and Governance Committee; and (4) the Stock Option Committee.

Compensation Committee

The Compensation Committee of the Board consists of three non-employee directors: Messrs. Battle, Haley (Chairman), and Hoag. The Compensation Committee reviews and approves all forms of compensation to be provided to the executive officers and directors of the Company. The Compensation Committee may not delegate these duties. For a description of the role of the executive officers in recommending compensation and the role of any compensation consultants, please see the section entitled “Compensation Discussion and Analysis” below. The Compensation Committee held seven meetings in 2009. Each member attended at least 75% of the Compensation Committee meetings in 2009 that were held during the period that the individual served on the Compensation Committee.

The Report of the Compensation Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Compensation Committee, which is available on the Company’s Investor Relations Web site at http://ir.netflix.com/documents.cfm.

Audit Committee

The Audit Committee of the Board consists of three non-employee directors: Messrs. Haley, Giancarlo, and Stanger (Chairman), each of whom is independent in compliance with the rules of the SEC and the listing standards of the NASDAQ Stock Market as they pertain to audit committee members. The Board has determined that Mr. Stanger is an audit committee financial expert as defined by Item 407(d)(5)(ii) of Regulation S-K of the Securities Act of 1933, as amended. Until March 2010, Mr. Schuh served on the Audit Committee. Mr. Giancarlo was appointed to the Committee as Mr. Schuh’s replacement.

The Audit Committee engages the Company’s independent registered public accounting firm, reviews the Company’s financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company’s independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company’s internal accounting controls and financial affairs. The Audit Committee met five times in 2009. Each member attended at least 75% of the Audit Committee meetings in 2009 that were held during the period that the individual served on the Audit Committee.

The Report of the Audit Committee is included in this Proxy Statement. In addition, the Board has adopted a written charter for the Audit Committee, which is available on the Company’s Investor Relations Web site at http://ir.netflix.com/documents.cfm.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board consists of two non-employee directors, Messrs. Barton and Hoag (Chairman). The Nominating and Governance Committee reviews and approves candidates for election and to fill vacancies on the Board, including re-nominations of members whose terms are due to expire, and reviews and provides guidance to the Board on corporate governance matters. The Nominating and Governance Committee met three times in 2009 and all the meetings were attended by both members.

The Board has adopted a written charter for the Nominating and Governance Committee, which is available on the Company’s Investor Relations Web site at http://ir.netflix.com/documents.cfm.

Stock Option Committee

The Stock Option Committee of the Board consists of one employee director: Mr. Hastings. The Stock Option Committee has authority to review and approve the stock options granted to non-executive employees pursuant to the Company’s option grant program. The Board has also authorized certain Company officers to review and approve option grants to employees, other than to themselves or directors or executive officers of the

Company. The Board retained the power to adjust, eliminate or otherwise modify the Company’s option granting practices, any option allowance or portions thereof not previously granted, including without limitation the monthly option formula.

The Stock Option Committee did not hold meetings in 2009. The Stock Option Committee acts pursuant to powers delegated to it by the Board. The Board has not adopted a written charter for the Stock Option Committee.

Compensation Committee Interlocks and Insider Participation

Except as noted below, none of the Company’s executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on the Company’s Board or Compensation Committee. Except as noted below, no member of the Company’s Board is an executive officer of a company in which one of the Company’s executive officers serves as a member of the board of directors or compensation committee of that company.

Mr. Stanger, a director of the Company and Chairman of the Company’s Audit Committee, serves as the Chief Financial Officer of Chegg, a subscription based textbook rental company. Mr. McCarthy, the Company’s Chief Financial Officer, serves on the board of directors of Chegg and as the Chairman of Chegg’s audit committee. The Board has reviewed this relationship and is of the opinion that it will not impact Mr. Stanger’s ability to exercise independent judgment and oversight in executing his duties as a director of the Company or as Chairman of the Company’s Audit Committee.

The Compensation Committee consists of Messrs. Haley, Hoag and Battle, none of whom is currently or was formerly an officer or employee of the Company. None of Messrs. Haley, Hoag or Battle had a relationship with the Company that required disclosure under Item 404 of Regulation S-K. In addition to Messrs. Haley, Hoag and Battle, the Company’s Chief Executive Officer and Chief Talent Officer participated in the executive compensation process as described below in the section entitled “Compensation Discussion and Analysis.”

Director Independence

The Board has determined that each of Messrs. Barton, Battle, Giancarlo, Haley, Hoag, and Stanger is independent under the rules of the SEC and the listing standards of the NASDAQ Stock Market; therefore, every member of the Audit Committee, Compensation Committee and Nominating and Governance Committee is an independent director in accordance with those standards. There were no related party transactions to be considered in the last fiscal year in the determination of the independence of the directors. See “Procedures for Approval of Related Party Transactions” in this Proxy Statement for more information.

Consideration of Director Nominees

Stockholder Nominees

The Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” Any stockholder nominations proposed for consideration by the Nominating and Governance Committee should include the nominee’s name and qualifications for Board membership. In addition, they should be submitted within the time frame as specified under “Stockholder Proposals” above and addressed to: Netflix, Inc., 100 Winchester Circle, Los Gatos, California 95032, Attention: Secretary.

Director Qualifications

In discharging its responsibilities to nominate candidates for election to the Board, the Nominating and Governance Committee has not specified any minimum qualifications for serving on the Board. However, the Nominating and Governance Committee endeavors to evaluate, propose and approve candidates with business experience, diversity as well as personal skills and knowledge with respect to technology, finance, marketing, financial reporting and any other areas that may be expected to contribute to an effective Board. With respect to diversity, the committee may consider such factors as differences in viewpoint, professional experience, education, skills and other individual qualifications and attributes that contribute to board heterogeneity, including characteristics such as gender, race and national origin.

Identifying and Evaluating Nominees for Directors

The Nominating and Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may come to the attention of the Nominating and Governance Committee through management, current Board members, stockholders or other persons. These candidates are evaluated at periodic meetings of the Nominating and Governance Committee as necessary and discussed by the members of the Nominating and Governance Committee from time to time. Candidates may be considered at any point during the year. As described above, the Nominating and Governance Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating and Governance Committee. The Nominating and Governance Committee also reviews materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder.

Communications with the Board

The Company provides a process for stockholders to send communications to the Board. Information regarding stockholder communications with the Board can be found on the Company’s Investor Relations Web site at http://ir.netflix.com/governance.cfm.

Policy Regarding Director Attendance at the Annual Meeting

The Company’s policy regarding directors’ attendance at the annual meetings of stockholders and their attendance record at last year’s annual meeting of stockholders can be found on the Company’s Investor Relations Web site at http://ir.netflix.com/governance.cfm.

The Role of the Board in Risk Oversight

The Board’s role in the Company’s risk oversight process includes reviewing and discussing with members of the management areas of material risk to the Company, including strategic, operational, financial and legal risks. The Board as a whole primarily deals with matters related to strategic and operational risk. The Audit Committee deals with matters of financial and legal risk. The Compensation Committee addresses risks related to compensation and other talent-related matters. The Nominating and Governance Committee manages risks associated with Board independence and corporate governance. Committees report to the full Board regarding their respective considerations and actions.

The Board’s Leadership Structure

The Board currently combines the role of Chairman and Chief Executive. The Board believes that the Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry and is therefore best able to identify the strategic priorities to be discussed by the Board. The Board believes that combining the role of Chairman and Chief Executive Officer facilitates information flow between management and the Board and fosters strategic development and execution. The Board has not appointed a lead independent director, however, the Board maintains effective independent oversight through a number of governance practices, including, open and direct communication with management, input on meeting agendas, annual performance evaluations, and regular executive sessions.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. The Company is submitting its selection of KPMG LLP for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 1998. The Company expects that representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

The Company’s Bylaws do not require that stockholders ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of KPMG LLP to stockholders for ratification as a matter of good corporate practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain KPMG LLP. Even if the selection is ratified, the Board and the Audit Committee at their discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Principal Accountant Fees and Services

During 2009 and 2008, fees for services provided by KPMG LLP were as follows:

	2009	2008
Audit Fees	$2,075,700	$1,791,726
Audit Related Fees	373,890	—
Tax Fees	280,052	216,471
All Other Fees	—	—

Total	$2,729,642	$2,008,197

Audit Fees include amounts related to the audit of the Company’s annual financial statements and quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Audit Related Fees include amounts related to services rendered in connection with the Company’s issuance of 8.50% senior unsecured notes.

Tax Fees include fees billed for tax compliance, tax advice and tax planning services.

There were no other fees billed by KPMG LLP for services rendered to the Company, other than the services described above, in 2009 and 2008.

The Audit Committee has determined that the rendering of non-audit services by KPMG LLP was compatible with maintaining their independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. During 2009 and 2008, all services provided by KPMG LLP were pre-approved by the Audit Committee in accordance with this policy.

Vote Required; Recommendation of the Board

The affirmative vote of the majority of the Votes Cast is required for ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2010.

PROPOSAL THREE

APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE

NETFLIX, INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

The stockholders are being asked to approve an amendment and restatement of the Netflix, Inc. (the “Company”) 2002 Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan was initially adopted in 2002 and subsequently was amended in 2006 (the “Existing Plan”). The Existing Plan has a share reserve of 1,166,666 shares plus an annual increase of the lesser of 666,666 shares, 2% of the outstanding shares on the first day of the Company’s fiscal year or an amount determined by the Board, beginning with the Company’s fiscal year 2003. The Board has determined that it is in the best interests of the Company and its stockholders to amend and restate the Purchase Plan to terminate the annual increase to the share reserve and to provide that the maximum number of shares available for sale under the Purchase Plan will be 2,800,000 shares, which is fewer shares than currently are available under the Purchase Plan. As of March 16, 2010, a total of approximately 2,841,730 shares of our common stock were available for sale under the Purchase Plan. The Board believes that this lesser number of shares will, to the extent the Company continues to offer the Purchase Plan, be sufficient to maintain the Purchase Plan for the next several years. The Purchase Plan has not been materially amended with respect to any other terms or provisions therein.

Summary of the Company 2002 Employee Stock Purchase Plan

The following is a summary of the principal features of the Purchase Plan and its operation. The summary is qualified in its entirety by reference to the Purchase Plan as set forth in Appendix A.

General.

The Purchase Plan originally was adopted by the Board in February 2002 and approved by our stockholders on February 27, 2002. The Board approved the amendment and restatement of the Purchase Plan on March 16, 2010, subject to, and effective upon, its approval by the stockholders at the 2010 Annual Meeting. The purpose of the Purchase Plan is to provide a means by which employees of the Company and its designated affiliates may be given an opportunity to purchase common stock of the Company.

Shares Available for Issuance.

The Existing Plan currently provides that the maximum number of shares available for sale is 1,166,666 shares, plus an annual increase to be added on the first day of the Company’s fiscal year beginning in fiscal year 2003, equal to the lesser of (i) 666,666 shares, (ii) 2% of the outstanding shares on such date, or (iii) an amount determined by the Board. If our stockholders approve this proposal, the maximum number of shares available for sale under the Purchase Plan will be equal to 2,800,000 shares.

Administration.

The Board or a committee of Board members (in either case, the “Administrator”) administers the Purchase Plan. The Administrator has full and exclusive discretionary authority to construe, interpret and apply the terms of the Purchase Plan, to designate separate offerings under the Purchase Plan, to determine eligibility and to adjudicate all dispute claims filed under the Purchase Plan. The Administrator may amend and terminate the Purchase Plan, subject to the Purchase Plan’s provisions. Generally, the Administrator may exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of the Company and its affiliates and to carry out the intent that the Purchase Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The Administrator may delegate to one or more individuals all or any part of its authority and powers under the Purchase Plan. Every finding, decision and determination made by the Administrator (or its designee) is, to the full extent permitted by law, final and binding upon all parties.

Eligibility.

Employees of the Company and its designated affiliates whose customary employment is at least twenty (20) hours per week and more than five (5) months in a calendar year are eligible to participate in the Purchase Plan; except that no employee will be granted an option under the Purchase Plan to the extent that, immediately after the grant, such employee would own five percent (5%) or more of the total combined voting power or value of all classes of the Company’s stock or the stock of any parent or subsidiary. The Administrator may exclude employees who are citizens or residents of a non-U.S. jurisdiction if such participation is prohibited under the applicable local laws or cause the Purchase Plan or offering to violate Internal Revenue Code Section 423.

Currently, there is no minimum employment requirement to be eligible to participate in the Purchase Plan. However, the Administrator may require that an employee be in the employ of the Company or any affiliate for a continuous period of time preceding the grant of a right, but in no event will the required period of continuous employment be greater than two (2) years.

Notwithstanding the foregoing, no employee will be granted a right to purchase stock under all of the Company’s employee stock purchase plans that accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such right is granted) for each calendar year in which such rights are outstanding at any time, as determined in accordance with Internal Revenue Code Section 423 and the regulations thereunder. Subject to the limit in the previous sentence, the maximum aggregate number of shares available that a participant may purchase under a purchase period will be 8,334 shares.

Officers of the Company and any designated subsidiary are eligible to participate in the Purchase Plan; provided, however, that the Administrator may provide that certain employees who are highly compensated employees within the meaning of Code Section 423(b)(4)(D) with compensation above a certain level or who is an officer or subject to the disclosure requirements under Section 16(a) of the U.S. Securities Exchange Act of 1934, as amended, will not be eligible to participate. As of March 16, 2010, there were 2,300 employees eligible to participate in the Plan.

Offerings.

The Purchase Plan is implemented by offerings of rights to eligible employees. Each offering will be in such form and will contain such terms and conditions as the Administrator will deem appropriate, which will comply with Code Section 423(b) and all employees granted rights will have the same rights and privileges. The provisions of separate offerings need not be identical. Currently, each offering under the Purchase Plan has a duration of approximately six (6) months, commencing generally on May 1 and November 1 of each year and terminating approximately six (6) months thereafter. The first day of an offering is referred to as the “offering date.” If the scheduled offering date does not fall on a day during which the Company’s common stock is actively traded, then the offering date will be the next succeeding day during which the Company’s common stock is actively traded.

An eligible employee may become a participant in the Purchase Plan by delivering a subscription agreement to the Company’s payroll office (or its designee), on or before a date determined by the Administrator prior to the offering date or by following an electronic or other enrollment procedure determined by the Administrator. A subscription agreement will authorize participant contributions, generally in the form of payroll deductions unless otherwise determined by the Administrator, which may not exceed fifteen percent (15%) of a participant’s compensation (as defined in the Purchase Plan) during the offering, unless the Administrator determines such lower percentage. Generally during an offering, a participant may change the rate of his or her participation level, except that a participant may only change his or her participation level twice during any purchase period.

On the offering date, each participant is granted a right to purchase shares of the Company’s common stock. An offering includes purchase periods of approximately six (6) months in duration. The right expires at the end of the offering, or potentially earlier in connection with an employee’s termination (described below), but is exercised on generally the first day on which the Company’s common stock is actively traded on or after May 1 and November 1 of each year (the “purchase date”).

Purchase Price.

Unless and until the Administrator determines otherwise, the purchase price for shares is the lesser of: (a) eighty-five percent (85%) of the fair market value of the common stock on the offering date, or (b) eighty-five percent (85%) of the fair market value of the common stock on the purchase date.

Payment of Purchase Price; Contributions.

On each purchase date, each participant’s accumulated payroll deductions (or other contributions) will be applied to the purchase of whole shares of Company common stock, up to the maximum number of shares permitted under the Purchase Plan and a given purchase period. Currently, a participant may make contributions under the Purchase Plan only by payroll deductions, unless the Administrator, in its sole discretion, permits participants to contribute amounts through cash, check or other specified means set forth in the subscription agreement prior to each purchase date.

Withdrawal.

Generally, a participant may withdraw from an offering by delivering a withdrawal notice to the Company’s payroll office or its designee in such form as the Company provides or following a procedure determined by the Administrator. The participant will receive his or her accumulated contributions from the offering as promptly as practicable after the effective date of his or her withdrawal. Once a participant withdraws from a particular offering, the participant must re-enroll in the Purchase Plan in order to participate in future offerings under the Purchase Plan.

Termination of Employment.

Rights granted under the Purchase Plan terminate immediately upon cessation of a participant’s employment with the Company and any designated affiliate for any reason. Once a participant’s employment is terminated, the Company will distribute to such terminated employee all of his or her accumulated contributions under the offering without interest.

Adjustments upon Changes in Capitalization, Dissolution or Liquidation, or Change of Control.

Changes in Capitalization. In the event that any dividend or other distribution (whether in the form of cash, common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of common stock or other securities of the Company, or other change in the corporate structure of the Company affecting the common stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Purchase Plan, then the Administrator will adjust the number and class of common stock which may be delivered under the Purchase Plan, the purchase price per share and the number of shares of common stock covered by each option under the Purchase Plan which has not yet been exercised, and the maximum number of shares a participant can purchase during a purchase period.

Dissolution or Liquidation. In the event of dissolution or liquidation, the offering period will be shortened by setting a new purchase date and will terminate immediately prior to the completion of the dissolution or liquidation, unless provided otherwise by the Board. The new purchase date will be prior to the dissolution or liquidation. If the Board shortens any offering periods then in progress, the Board will notify each participant in writing, at least 10 business days prior to the new purchase date, that the purchase date has been changed to the new purchase date and that the right will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering.

Change of Control. In the event of a change of control (as defined in the Purchase Plan), then the surviving corporation or its parent or subsidiary may assume outstanding rights under the Purchase Plan or substitute similar rights. If no surviving corporation assumes outstanding rights or substitutes similar rights, the Administrator will shorten the offering with respect to which such right relates by setting a new purchase date on which such offering will end. The new purchase date will be prior to the transaction. If the Administrator shortens any offering periods then in progress, the Administrator will notify each participant in writing, at least 10 business days prior to the new purchase date, that the purchase date has been changed to the new purchase date and that the right will be exercised automatically on the new purchase date, unless the participant has already withdrawn from the offering.

Amendment and Termination of the Purchase Plan.

The Board may, at any time and for any reason, amend or terminate the Purchase Plan. Certain amendments will not be effective unless stockholder approval is obtained within twelve (12) months before or after the amendment, including increasing the number of shares reserved under the Purchase Plan, modifying the eligibility provisions, and other modifications which require stockholder approval under Code Section 423. Except with respect to terminations in connection with transactions described above, no termination can affect options previously granted under the Purchase Plan, provided that an offering period may be terminated on any purchase date if the Administrator determines that the termination of the Purchase Plan is in the best interests of the Company and its stockholders. Amendments generally may not adversely affect the rights of any participant. However, without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator is entitled to change the offering periods, designate separate offerings, limit the frequency and/or number of changes in the amount withheld during an offering period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares for each participant correspond with contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable and which are consistent with the Purchase Plan. If the Administrator determines that the ongoing operation of the Purchase Plan may result in unfavorable financial accounting consequences, the Board may modify or amend the Purchase Plan to reduce or eliminate such accounting consequence.

Participation in Plan Benefits

Participation in the Purchase Plan is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions or other contributions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan. For illustrative purposes, the following table sets forth (i) the number of shares of our common stock that were purchased during the last fiscal year under the Purchase Plan, (ii) the average price per share paid for such shares, and (iii) the fair market value at the date of purchase.

Name of Individual or Group	Number of Shares Purchased	Weighted Average Per Share Purchase Price ($)	Weighted Average Fair Market Value at Date of Purchase ($)
Hunt, Neil	849	$25.04	$47.17
Kilgore, Leslie	831	$25.58	$47.45
McCarthy, Barry	1,047	$20.29	$44.70
Sarandos, Ted	1,070	$19.86	$44.48
All executive officers, as a group	3,797	$22.39	$45.79
All directors who are not executive officers, as a group	—	—	—
All employees who are not executive officers, as a group	221,002	$25.71	$47.52

Certain U.S. Federal Income Tax Information

The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the shares purchased under the Purchase Plan does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or non-U.S. jurisdiction in which the participant may reside.

The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant generally will be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two (2) years from the first day of the applicable offering and one (1) year from the applicable date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) the excess of the fair market value of a share on the offering date that the right was granted over the purchase price for the right. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares have been held from the date of purchase. The Company generally is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY UNDER THE PURCHASE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR NON-U.S. JURISDICTION IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required; Recommendation of Board of Directors

The approval of the amendment and restatement of the Purchase Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

OUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THIS PROPOSAL AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE NETFLIX, INC. 2002 EMPLOYEE STOCK PURCHASE PLAN.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the Company with respect to beneficial ownership of our common stock as of March 23, 2010 by (i) each stockholder that the Company knows is the beneficial owner of more than 5% of our common stock, (ii) each director and nominee for director, (iii) each of the executive officers named in the “Summary Executive Compensation” table, which we refer to as the Named Executive Officers, and (iv) all executive officers and directors as a group. The Company has relied upon information provided to the Company by its directors and Named Executive Officers and copies of documents sent to the Company that have been filed with the SEC by others for purposes of determining the number of shares each person beneficially owns. Beneficial ownership is determined in accordance with the rules and regulations of the SEC and generally includes those persons who have voting or investment power with respect to the securities. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of the Company’s common stock beneficially owned by them. Shares of the Company’s common stock subject to options that are currently exercisable or exercisable within 60 days of March 23, 2010 are also deemed outstanding for purposes of calculating the percentage ownership of that person, and if applicable, the percentage ownership of the executive officers and directors as a group, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Unless otherwise indicated, the address for each stockholder listed in the table below is c/o Netflix, Inc., 100 Winchester Circle, Los Gatos, CA 95032.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
FMR LLC (1)	8,612,350	16.51%
82 Devonshire Street
Boston, MA 02109

Jay C. Hoag (2)	7,518,625	14.40%
528 Ramona Street
Palo Alto, CA 94301

Entities Related to Technology (3)	7,486,909	14.35%
Crossover Ventures
528 Ramona Street
Palo Alto, CA 94301

Reed Hastings (4)	3,202,758	5.95%

Hussman Strategic Growth Fund (an investment portfolio of Hussman Investment Trust) and Hussman Econometrics Advisors, Inc. (5)	2,800,000	5.37%
230 S. Broad Street, 20th Floor
Philadelphia, PA 19102

Barry McCarthy (6)	525,631	*

Neil Hunt (7)	199,059	*

Leslie Kilgore (8)	189,250	*

Michael N. Schuh (9)	137,381	*
70 Willow Road, Suite 200
Menlo Park, CA 94025

A. George (Skip) Battle (10)	103,184	*

Ted Sarandos (11)	85,326	*

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Richard N. Barton (12)	82,665	*

Gregory S. Stanger (13)	82,665	*

Timothy M. Haley (14)	82,665	*
c/o Redpoint Ventures
3000 Sand Hill Road
Building 2, Suite 290
Menlo Park, CA 94025

Charles H. Giancarlo (15)	56,411	*

Andrew Rendich (16)	17,981	*

Patty McCord (17)	17,326	*

All directors and executive officers as a group (14 persons) (18)	12,300,927	22.27%

*	Less than 1% of the Company’s outstanding shares of common stock.

(1)	As of December 31, 2009, based on information provided by FMR, LLC in the Schedule 13G/A filed February 16, 2010.

(2)	Includes options to purchase 54,913 shares held by Jay C. Hoag. Mr. Hoag has the sole dispositive power over the options and the shares to be received upon exercise of such options and the sole voting power and sole investment control over the shares he receives upon exercise of the options. However, TCMI, Inc. holds 100% of the pecuniary interest in such options and the shares to be received upon exercise of such options. Mr. Hoag disclaims beneficial ownership of such shares and options except to the extent of his pecuniary interest therein. Also includes shares held by TCV IV, L.P., TCV IV Strategic Partners, L.P., TCV VI, L.P. and TCV Member Fund, LP. (collectively, the “TCV Entities”). Please see footnote 3 for a discussion of the ownership of the TCV Entities. Mr. Hoag disclaims beneficial ownership of the shares held by the TCV Entities except to the extent of his pecuniary interest therein.

(3)	All of the shares of the Company’s common stock shown in the preceding table as beneficially owned by entities related to Technology Crossover Ventures are held of record by the TCV Entities. TCV IV, L.P. is the record holder of 5,323,672 of the Company’s shares. TCV IV Strategic Partners, L.P. is the record holder of 198,515 of the Company’s shares. Technology Crossover Management IV, L.L.C. (“TCM IV”) is the sole general partner of TCV IV, L.P. and TCV IV Strategic Partners, L.P. (collectively, the “TCV IV Funds”) and has sole voting power and sole investment control over the TCV IV Funds. Mr. Hoag and Richard H. Kimball are Managing Members of TCM IV and have shared voting power and sole investment control over the shares held by the TCV IV Funds. Mr. Hoag, Mr. Kimball and TCM IV disclaim beneficial ownership of the shares held by the TCV IV Funds except to the extent of their pecuniary interest therein.

TCV VI, L.P. is the record holder of 1,926,334 of the Company’s shares. TCV Member Fund, L.P. is the record holder of 15,191 of the Company’s shares. Technology Crossover Management VI, L.L.C. (“TCM VI”) is the general partner of TCV VI, L.P. and a general partner of TCV Member Fund, L.P. TCM VI has sole voting power and sole investment control over the shares held by the shares held by TCV VI, L.P. and TCV Member Fund, L.P. (collectively, the “TCV VI Funds”). Mr. Hoag, a director of the Company and a Class A Member of TCM VI, together with other Class A Members of TCM VI, Mr. Kimball, John L. Drew, Jon Q. Reynolds, Jr., William J.G. Griffith IV and Robert W. Trudeau (collectively, the “TCM Members”), share voting and dispositive power with respect to the shares beneficially owned by the TCV VI Funds. TCM VI and the TCM Members disclaim beneficial ownership of any shares held by the TCV VI Funds except to the extent of their respective pecuniary interests.

The Kimball Trust is the record holder of 5,130 shares. Mr. Kimball is a trustee of the Kimball Trust. Mr. Kimball disclaims beneficial ownership of the shares held by the Kimball Trust except to the extent of his pecuniary interest therein.

The Griffith Trust is the record holder of 18,067 shares. Mr. Griffith is a trustee of the Griffith Trust. Mr. Griffith disclaims beneficial ownership of the shares held by the Griffith Trust except to the extent of his pecuniary interest therein.

(4)	Includes options to purchase 1,683,504 shares. Mr. Hastings is a trustee of the Hastings-Quillin Family Trust, which is the record holder of 1,519,254 of the Company’s shares.

(5)	As of December 31, 2009, based on information provided by Hussman Strategic Growth Fund (an investment portfolio of Hussman Investment Trust) and Hussman Econometrics Advisors, Inc. in the Schedule 13G filed February 1, 2010.

(6)	Includes options to purchase 474,068 shares.

(7)	Includes options to purchase 131,417 shares.

(8)	Includes options to purchase 149,449 shares.

(9)	Includes options to purchase 82,665 shares. Mr. Schuh is a trustee of the Michael N. and Mary G. Schuh 1990 Family Trust, which is the record holder of 50,096 of the Company’s shares. Mr. Schuh disclaims beneficial ownership of 1,870 shares held by Mary G. Schuh IRA.

(10)	Includes options to purchase 78,184 shares.

(11)	Includes options to purchase 83,305 shares.

(12)	Includes options to purchase 82,665 shares.

(13)	Includes options to purchase 82,665 shares.

(14)	Includes options to purchase 82,665 shares.

(15)	Includes options to purchase 46,411 shares. Mr. Giancarlo is a trustee of the Giancarlo Family Trust, which is the record holder of 10,000 of the Company’s shares.

(16)	Includes options to purchase 17,981 shares.

(17)	Includes options to purchase 7,006 shares.

(18)	Includes, without duplication, the shares and options listed in footnotes (2) and (4) and (6) through (17) above.

COMPENSATION DISCUSSION AND ANALYSIS

Philosophy

The Company’s compensation philosophy, which is the same for its Named Executive Officers and all other salaried employees, is premised on the Company’s desire to attract and retain outstanding performers. As such, the Company aims to provide highly competitive compensation packages for all its key positions, including its Named Executive Officers. The Company’s compensation practices are guided by market rates and tailored to account for the specific needs and responsibilities of the particular position as well as the performance and unique qualifications of the individual employee, rather than by seniority or overall Company performance. Individual compensation is nonetheless linked to Company performance by virtue of the stock options granted by the Company.

In addition, the Company believes that to attract and retain outstanding performers, it must provide a challenging work environment. To this end, the Company strives to maintain a high-performance culture; that is, an environment in which employees excel in articulated performance values. Below is a list of the Company’s articulated performance values (including the explanations of those values provided to employees). The Company evaluates employee performance, including that of the Named Executive Officers, in light of these performance values.

1. Judgment

•	You make wise decisions (people, technical, business, and creative) despite ambiguity
•	You identify root causes, and get beyond treating symptoms
•	You think strategically, and can articulate what you are, and are not, trying to do
•	You smartly separate what must be done well now, and what can be improved later

2. Innovation

•	You re-conceptualize issues to discover practical solutions to hard problems
•	You challenge prevailing assumptions when warranted, and suggest better approaches
•	You create new ideas that prove useful
•	You keep us nimble by minimizing complexity and finding time to simplify

3. Impact

•	You accomplish amazing amounts of important work
•	You demonstrate consistently strong performance so colleagues can rely upon you
•	You focus on great results rather than on process
•	You exhibit bias-to-action, and avoid analysis-paralysis

4. Curiosity

•	You learn rapidly and eagerly
•	You seek to understand our strategy, market, subscribers, and suppliers
•	You are broadly knowledgeable about business, technology and entertainment
•	You contribute effectively outside of your specialty

5. Communication

•	You listen well, instead of reacting fast, so you can better understand
•	You are concise and articulate in speech and writing
•	You treat people with respect independent of their status or disagreement with you
•	You maintain calm poise in stressful situations

6. Courage

•	You say what you think even if it is controversial
•	You make tough decisions without excessive agonizing
•	You take smart risks
•	You question actions inconsistent with our values

7. Honesty

•	You are known for candor and directness
•	You are non-political when you disagree with others
•	You only say things about fellow employees you will say to their face
•	You are quick to admit mistakes

8. Selflessness

•	You seek what is best for Netflix, rather than best for yourself or your group
•	You are ego-less when searching for the best ideas
•	You make time to help colleagues
•	You share information openly and proactively

9. Passion

•	You inspire others with your thirst for excellence
•	You care intensely about Netflix’s success
•	You celebrate wins
•	You are tenacious

Determining Total Compensation

In determining the appropriate level of total compensation for its Named Executive Officers, the Compensation Committee reviews and considers the performance of each Named Executive Officer in light of the Compensation philosophy outlined above. The Committee also evaluates comparative compensation data, which includes salary, equity and other compensation components from similarly situated companies. The Compensation Committee discusses, for each Named Executive Officer, the estimated amount of compensation:

(i)     the Company would be willing pay to retain that person;

(ii)    the Company would have to pay to replace the person; and

(iii)   the individual could otherwise command in the employment marketplace.

By evaluating the comparative compensation data in light of the foregoing factors, the Company believes it is better able to tailor its compensation determinations with the specific needs and responsibilities of the particular position as well as the performance and unique qualifications of the individual Named Executive Officer.

The Chief Executive Officer and the Chief Talent Officer review the comparative data and discuss the factors listed above for each Named Executive Officer. The Chief Executive Officer then makes recommendations to the Compensation Committee regarding total compensation for each Named Executive Officer. The Compensation Committee reviews and discusses the information and determines the total compensation for each Named Executive Officer as it deems appropriate. Total compensation is expressed in a dollar-denominated amount, but as described below, may be allocated between the two primary elements of the Company’s compensation program, salary and stock options.

In 2009, 2008, and 2007, comparative compensation data for helping estimate the three factors listed above for determining total compensation was primarily derived from Compensia, a management consulting firm providing executive compensation advisory services. The Compensation Committee retained Compensia to review the competitiveness of the Company’s executive compensation program and to help the Committee in determining the total compensation for each Named Executive Officer. For 2010 compensation, Compensia examined two peer group companies. The first group consisted of technology companies with market capitalizations similar to that of the Company. Examples of this first group include, Monster Worldwide, Sybase, Electronic Arts and Synopsis. The second group consisted of technology companies with significantly larger market capitalizations than that of the Company. Examples of this second group include, Adobe Systems, Citrix Systems and NetApp. In general, the total compensation for the Company’s Named Executive Officers is at or above the 75th percentile of the first group of peer companies. Total fees paid to Compensia were less than $120 thousand in each year.

The Company does not specifically benchmark compensation for its Named Executive Officers in terms of picking a particular percentile relative to other people with similar titles at peer group companies. The Company believes that many subjective factors unique to each Named Executive Officer’s responsibilities and performance are not adequately reflected or otherwise accounted for in a percentile-based compensation determination. Nonetheless, this comparative compensation data is valuable in that it provides the Company with insight into ranges and components of total compensation as well as confirms the reasonableness of the Company’s own compensation decisions.

The Chief Executive Officer’s total compensation is determined by the Compensation Committee in executive session without the presence of the Chief Executive Officer. The Committee’s decision regarding total compensation for the Chief Executive Officer is based on the philosophy outlined above as well as the review and data provided by Compensia. The accomplishments of the Chief Executive Officer in developing the business strategy for the Company, the performance of the Company relative to this strategy and his ability to attract and retain senior management are also considered.

The Company’s compensation practices, including its performance values, are evaluated on an ongoing basis to determine whether they are appropriate to attract, retain and reward outstanding performers. Such evaluations may result in a refinement of the Company’s articulation of its performance values or a determination that it is appropriate to adjust total compensation or otherwise modify the methods of granting equity incentives. Individual employee performance, including that of our Named Executive Officers, is also evaluated on an ongoing basis. To the extent such performance exceeds or falls short of the Company’s performance values, the Company may take action that includes, in the case of star performers, promotions or increases in total compensation or, in the case of under performers, demotion, a reduction in total compensation or termination.

Elements of Total Compensation

After determining the total compensation amount for each Named Executive Officer by the method described above, the total compensation amount for each individual is divided into the two key elements of salary and stock options. This allocation is made pursuant to the compensation preferences of each Named Executive Officer who, within the parameters of the total compensation, can request a customized combination of salary and stock options. The Compensation Committee retains the authority to adjust these requests. With respect to compensation for 2010 and the previous two years, the Compensation Committee made no adjustments to the requested monthly stock option amounts. The amount of total compensation allocated to salary is considered cash compensation and paid through payroll during the year on a semi-monthly basis. The amount of total compensation allocated to stock options is referred to as the stock option allowance and while it is expressed in a dollar denomination, it is merely used by the Company to calculate the number of stock options to be granted in the manner described below. The stock option allowance amount is not available to the employees as cash compensation, except in instances where severance payments are made and as otherwise set forth in the Executive Severance and Retention Incentive Plan described below.

The Company does not currently provide a program of performance bonuses for its Named Executive Officers. The Company expects all individuals to perform at a level deserving of a bonus and therefore such bonus amounts are taken into consideration in determining total compensation for the Company’s employees.

All employees who are eligible to receive stock options as part of their compensation package may request any combination of salary and stock options. The Company (or in the case of the Named Executive Officers, the Compensation Committee) retains the right to adjust the requests or otherwise modify or eliminate the monthly stock option awards. In previous years, the percentage of total compensation that could be requested in stock options was capped. In 2010, the cap was eliminated. By this method, each Named Executive Officer has the ability prior to the beginning of each calendar year to request his or her preferred mix of compensation elements within the parameters of total compensation. Once the allocation is requested, the Named Executive Officer generally may not make any adjustments or modifications during the calendar year.

After determining the amount of total compensation to be allocated to stock options, the Named Executive Officers receive monthly option grants pursuant to the Company’s monthly option grant program. Under this program, the Named Executive Officers receive, on the first trading day of the month, fully vested options granted at fair market value as reflected by the closing price on the date of the option grant. The number of stock options to be granted monthly will fluctuate based on the fair market value on the date of the option grant. The actual number of options to be granted is determined by the following formula: the monthly dollar amount of the stock option allowance / ([fair market value on the date of option grant] * 0.20). For 2010, this formula was modified so that, effective for grants commencing in 2010, the number of options granted each month would be calculated using 20% of the fair market value of the stock on the grant date instead of 25%. This option granting practice is the same for Named Executive Officers and all other salaried employees. The Company established and subsequently modified the foregoing formula in an effort to encourage stock ownership by employees. For stock option accounting purposes, the dollar value of stock options granted by the Company are appreciably higher than the dollar value of the Stock Option Allowance (please compare “Summary Executive Compensation” table provided in this Proxy Statement with the table listed below). While any valuation of options is inherently subjective, the Company believes that its formula, as recently modified, for granting options helps encourage stock ownership and therefore serves as an effective vehicle for helping align stockholder interests with the compensation of employees. Furthermore, because the stock options are granted at fair market value on the date of the option grant and are not generally transferable, they are only of value to the recipient through an increase in the market value of the Company’s common stock, thereby linking that element of compensation to Company performance.

As shown in the table below, the Company’s Named Executive Officers receive a significant portion of their total compensation in the form of stock options. The Company believes that equity ownership, including stock and stock options, helps align the interest of the Named Executive Officers with those of the Company’s stockholders and is a good mechanism to link executive compensation to long-term company performance.

In 2008 and 2009, the salary and stock option components for the Named Executive Officers were allocated as follows (please see the “Summary Executive Compensation” table provided in this Proxy Statement for a complete description of the compensation of the Named Executive Officers in 2008 and 2009):

Name and Position	2008 Annual Salary	2008 Annual Stock Option Allowance	2008 Monthly Stock Option Allowance
Reed Hastings Chief Executive Officer and Chairman of the Board	$1,000,000	$1,000,000	$83,333

Neil Hunt Chief Product Officer	800,000	400,000	33,333

Leslie Kilgore Chief Marketing Officer	750,000	750,000	62,500

Barry McCarthy Chief Financial Officer	800,000	600,000	50,000

Ted Sarandos Chief Content Officer	900,000	100,000	8,333

Name and Position	2009 Annual Salary	2009 Annual Stock Option Allowance	2009 Monthly Stock Option Allowance
Reed Hastings Chief Executive Officer and Chairman of the Board	$1,000,000	$1,000,000	$83,333

Neil Hunt Chief Product Officer	800,000	400,000	33,333

Leslie Kilgore Chief Marketing Officer	750,000	750,000	62,500

Barry McCarthy Chief Financial Officer	600,000	800,000	66,667

Ted Sarandos Chief Content Officer	900,000	100,000	8,333

In 2010, the salary and stock option components for the Named Executive Officers are being allocated as follows:

Name and Position	2010 Annual Salary	2010 Annual Stock Option Allowance	2010 Monthly Stock Option Allowance
Reed Hastings Chief Executive Officer and Chairman of the Board	$500,000	$2,000,000	$166,667

Neil Hunt Chief Product Officer	866,667	433,333	36,111

Leslie Kilgore Chief Marketing Officer	775,000	775,000	64,583

Barry McCarthy Chief Financial Officer	600,000	850,000	70,833

Ted Sarandos Chief Content Officer	900,000	600,000	50,000

Vested stock options granted before June 30, 2004 can be exercised up to three (3) months following termination of employment. Vested stock options granted after June 30, 2004 and before January 1, 2007 can be exercised up to one (1) year following termination of employment. Vested stock options granted on or after January 1, 2007 can be exercised up to ten (10) years following grant regardless of employment status. The Company believes that this increase in the life of the options enhances the value of such options for each employee and thereby encourages equity ownership in the Company which is helpful in aligning the interests of employees with that of the Company. The Company does not believe that staggered vesting of stock options or early expiration of options following termination has a material impact on retention. The Company believes that creating a high-performance culture and providing highly competitive compensation packages are the critical components for retaining employees, including its Named Executive Officers.

The Company utilizes salary and stock options as its key compensation components in order to be competitive within the marketplace. Similarly situated companies typically offer executive officers an equity component as part of their overall compensation and as such, the Company believes it is important to provide this opportunity to its employees, including the Named Executive Officers. By permitting employees to request a customized combination of salary and stock options, the Company believes it is better able to take into consideration personal compensation preferences and thereby offer a more compelling total compensation package. In addition, offering grants monthly provides employees with a “dollar-cost averaging” approach to the price of their option grants. Option grants made on an infrequent basis are more susceptible to the whims of market timing and fluctuations. By granting options each month, the Company believes it alleviates to a great extent the arbitrariness of option timing and the potential negative employee issues associated with “underwater” options.

In addition to salary and stock options, Named Executive Officers also have the opportunity to participate in the Company’s 401(k) matching program which enables them to receive a dollar-for-dollar Company match of up to 3% of his or her compensation to the 401(k) fund. Each of the Named Executive Officers except for the Chief Executive Officer participated in this program in 2009 and therefore the Company matched the 401(k) contributions as shown in the tables of this Proxy Statement.

The Company also offers employees, including Named Executive Officers, the opportunity to participate in the Purchase Plan. Each of the Named Executive Officers, except for the Chief Executive Officer, participated in this program in 2009. Under the Purchase Plan, employees may purchase common stock of the Company through accumulated payroll deductions. The purchase price of the common stock acquired by employees participating in the Purchase Plan is 85% of the closing price on either the first day of the offering period or the last day of the purchase period, whichever is lower. Through May 1, 2006, offering periods were twenty-four months, and the purchase periods were six months. Therefore, each offering period included four six-month purchase periods, and the purchase price for each six-month period was determined by comparing the closing prices on the first day of the offering period and the last day of the applicable purchase period. In this manner, the look-back for determining the purchase price was up to twenty-four months. However, effective May 1, 2006, the Purchase Plan was amended so that the offering and purchase periods take place concurrently in consecutive six month increments. Under the amended Purchase Plan, therefore, the look-back for determining the purchase price is six months.

The Company also maintains a group term life insurance policy for all full-time employees, and a portion of the taxable amounts attributable to each Named Executive Officer is shown in the tables in this Proxy Statement.

Termination-Based Compensation and Change in Control Retention Incentives

The Named Executive Officers are beneficiaries of the Company’s Amended and Restated Executive Severance and Retention Incentive Plan. Under this plan, each employee of the Company at the level of Vice President or higher is entitled to a severance benefit upon termination of employment (other than for cause, death or permanent disability) so long as he or she signs a waiver and release of claims and an agreement not to disparage the Company, its directors or its officers in a form reasonably satisfactory to the Company. The severance benefit consists of a lump sum cash payment equal to nine (9) months of base pay and nine (9) months of the cash equivalent to the stock option allowance then being used in calculating the number of options granted monthly to such employee. The right to receive a severance benefit terminates upon a change in control transaction, so that the beneficiaries of the plan are not entitled to both a change in control benefit as well as a severance benefit.

In lieu of the severance benefit, employees covered by the plan who are employed by the Company on the date of a change in control transaction are entitled to receive a lump sum cash payment equal to twelve (12) months of base pay and twelve (12) months of the cash equivalent to the stock option allowance then being used in calculating the number of options granted monthly to such employee.

The Company also has a plan for its director level employees that provides those employees who are employed by the Company on the date of a change in control transaction with a lump sum cash payment equal to six (6) months of base pay and six (6) months of the cash equivalent to the stock option allowance then being used in calculating the number of options granted monthly to such employee. While director level employees are not guaranteed any severance, to the extent any severance is provided, payment associated with the change in control will be in lieu of or otherwise offset against any such severance payment.

The Company believes that it was appropriate to make such payment upon the single-trigger event of a change in control in order to reduce distractions associated with the uncertainty surrounding change in control transactions and to reduce potential conflicts that might otherwise arise when a Company executive must rely on the decisions of the acquiring company for either continued employment or severance.

The benefits owing under the plans are to be paid to the beneficiary by the Company as soon as administratively practicable following the completion of all conditions to the payment, but in no event more than two and one half months following the date of the triggering event. The Company believes that benefits under the Company’s Amended and Restated Executive Severance and Retention Incentive Plan are consistent with similar benefits offered to executive officers of similarly situated companies and moreover, the Plan is an important element in advancing the Company’s overall compensation philosophy of attracting and retaining outstanding performers. Each of the terms “base pay,” “cause” and “change in control” are defined in the plan, a copy of which is attached as Exhibit 10.10 to the Company’s Form 10-Q filed on May 5, 2009.

Tax Considerations

The Compensation Committee considered the potential impact of Section 162(m) of the Internal Revenue Code on executive officer compensation. Section 162(m) generally disallows a tax deduction for compensation that we pay to our Chief Executive Officer or any of the next three most highly compensated executive officers to the extent that the compensation for any such individual exceeds $1 million in any taxable year. However, this deduction limitation does not apply to compensation that is “performance-based” under 162(m). The Company believes that stock options granted to its executive officers will meet the requirement of being performance-based under Section 162(m). Accordingly, the Committee concluded that Section 162(m) should not materially reduce the tax deductions available to the Company. However, the Committee may from time to time approve compensation that is not deductible under Section 162(m) if it determines that it is in the Company’s best interest to do so.

COMPENSATION OF EXECUTIVE OFFICERS AND OTHER MATTERS

Summary Executive Compensation

The following summary compensation table sets forth information concerning the compensation paid by the Company to: (i) the Chief Executive Officer (the Company’s principal executive officer), (ii) the Chief Financial Officer (the Company’s principal financial officer), and (iii) the Company’s other named executive officers listed below. A description of the method for determining the amount of salary in proportion to total compensation is set forth above in “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary ($)	Option Award ($) (1)	All Other Compensation ($)		Total Compensation ($)
Reed Hastings	2009	$1,000,000	$1,755,998	$270	(2)	$2,756,268
Chief Executive Officer,	2008	994,231	1,766,353	270	(2)	2,760,854
President, Chairman of the Board	2007	850,000	1,568,307	270	(2)	2,418,577

Neil Hunt	2009	800,000	702,386	7,620	(3)	1,510,006
Chief Product Officer	2008	795,000	704,994	7,170	(4)	1,507,164
	2007	670,000	608,872	7,020	(5)	1,285,892

Leslie Kilgore	2009	750,000	1,317,038	7,530	(6)	2,074,568
Chief Marketing Officer	2008	748,077	1,334,546	7,080	(7)	2,089,703
	2007	700,000	1,291,555	6,930	(8)	1,998,485

Barry McCarthy	2009	607,692	1,376,041	8,124	(9)	1,991,857
Chief Financial Officer	2008	796,138	1,077,060	7,674	(10)	1,880,872
	2007	699,600	1,144,650	7,164	(11)	1,851,414

Ted Sarandos	2009	900,000	175,594	14,120	(12)	1,089,714
Chief Content Officer	2008	896,538	177,414	13,580	(13)	1,087,532
	2007	810,000	166,053	13,430	(14)	989,483

(1)	Dollar amounts in the Option Awards column reflect the grant date fair value with respect to stock options during the 2009 fiscal year. The dollar amounts set forth in the Option Awards column are different than the stock option allowance amounts described in the section above entitled “Compensation Discussion and Analysis” because the stock option allowance amounts are reflective of the total compensation amount attributable to stock option grants, not the accounting valuation. For a discussion of the assumptions made in the valuation reflected in the Option Awards column, refer to Note 7 to the Company’s consolidated financial statements for the fiscal year ended December 31, 2009 and the discussion under Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation” in the Company’s Form 10-K filed with the SEC on February 22, 2010.

(2)	Includes taxable amounts attributable to the employee under our group term life insurance policy.

(3)	Includes $7,350 representing our matching contribution made under our 401(k) plan and $270 for taxable amounts attributable to Mr. Hunt under our group term life insurance policy.

(4)	Includes $6,900 representing our matching contribution made under our 401(k) plan and $270 for taxable amounts attributable to Mr. Hunt under our group term life insurance policy.

(5)	Includes $6,750 representing our matching contribution made under our 401(k) plan and $270 for taxable amounts attributable to Mr. Hunt under our group term life insurance policy.

(6)	Includes $7,350 representing our matching contribution made under our 401(k) plan and $180 for taxable amounts attributable to Ms. Kilgore under our group term life insurance policy.

(7)	Includes $6,900 representing our matching contribution made under our 401(k) plan and $180 for taxable amounts attributable to Ms. Kilgore under our group term life insurance policy.

(8)	Includes $6,750 representing our matching contribution made under our 401(k) plan and $180 for taxable amounts attributable to Ms. Kilgore under our group term life insurance policy.

(9)	Includes $7,350 representing our matching contribution made under our 401(k) plan and $774 for taxable amounts attributable to Mr. McCarthy under our group term life insurance policy.

(10)	Includes $6,900 representing our matching contribution made under our 401(k) plan and $774 for taxable amounts attributable to Mr. McCarthy under our group term life insurance policy.

(11)	Includes $6,750 representing our matching contribution made under our 401(k) plan and $414 for taxable amounts attributable to Mr. McCarthy under our group term life insurance policy.

(12)	Includes $7,350 representing our matching contribution made under our 401(k) plan, $270 for taxable amounts attributable to Mr. Sarandos under our group term life insurance policy and $6,500 auto allowance.

(13)	Includes $6,900 representing our matching contribution made under our 401(k) plan, $180 for taxable amounts attributable to Mr. Sarandos under our group term life insurance policy and $6,500 auto allowance.

(14)	Includes $6,750 representing our matching contribution made under our 401(k) plan, $180 for taxable amounts attributable to Mr. Sarandos under our group term life insurance policy and $6,500 auto allowance.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of awards made to the Named Executive Officers during 2009. As described above in “Compensation Discussion and Analysis,” the Company grants employees, including the Named Executive Officers, fully vested stock options on a monthly basis. These are the only awards made to the Named Executive Officers. The material terms of these grants, including the formula for determining the number of stock options to be granted, are set forth above in “Compensation Discussion and Analysis.”

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Hastings, Reed	1/2/2009	11,156	$29.87	$143,882
Hastings, Reed	2/2/2009	9,021	36.95	143,924
Hastings, Reed	3/2/2009	9,701	34.35	143,882
Hastings, Reed	4/1/2009	7,774	42.87	147,141
Hastings, Reed	5/1/2009	7,494	44.48	147,168
Hastings, Reed	6/1/2009	8,138	40.94	147,096
Hastings, Reed	7/1/2009	8,202	40.62	145,755
Hastings, Reed	8/3/2009	7,414	44.97	145,861
Hastings, Reed	9/1/2009	7,906	42.15	145,787
Hastings, Reed	10/1/2009	7,467	44.62	148,465
Hastings, Reed	11/2/2009	6,196	53.80	148,540
Hastings, Reed	12/1/2009	5,723	58.23	148,497

Hunt, Neil	1/2/2009	4,462	29.87	57,548
Hunt, Neil	2/2/2009	3,608	36.95	57,563
Hunt, Neil	3/2/2009	3,880	34.35	57,547
Hunt, Neil	4/1/2009	3,109	42.87	58,845
Hunt, Neil	5/1/2009	2,998	44.48	58,875
Hunt, Neil	6/1/2009	3,255	40.94	58,835

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
Hunt, Neil	7/1/2009	3,281	$40.62	$58,306
Hunt, Neil	8/3/2009	2,966	44.97	58,352
Hunt, Neil	9/1/2009	3,163	42.15	58,326
Hunt, Neil	10/1/2009	2,987	44.62	59,390
Hunt, Neil	11/2/2009	2,478	53.80	59,406
Hunt, Neil	12/1/2009	2,289	58.23	59,393

Kilgore, Leslie	1/2/2009	8,367	29.87	107,912
Kilgore, Leslie	2/2/2009	6,766	36.95	107,947
Kilgore, Leslie	3/2/2009	7,276	34.35	107,915
Kilgore, Leslie	4/1/2009	5,830	42.87	110,346
Kilgore, Leslie	5/1/2009	5,621	44.48	110,386
Kilgore, Leslie	6/1/2009	6,104	40.94	110,331
Kilgore, Leslie	7/1/2009	6,152	40.62	109,325
Kilgore, Leslie	8/3/2009	5,560	44.97	109,386
Kilgore, Leslie	9/1/2009	5,930	42.15	109,349
Kilgore, Leslie	10/1/2009	5,600	44.62	111,344
Kilgore, Leslie	11/2/2009	4,647	53.80	111,405
Kilgore, Leslie	12/1/2009	4,293	58.23	111,392

McCarthy, Barry	1/2/2009	6,693	29.87	86,322
McCarthy, Barry	2/2/2009	7,217	36.95	115,142
McCarthy, Barry	3/2/2009	7,761	34.35	115,109
McCarthy, Barry	4/1/2009	6,219	42.87	117,709
McCarthy, Barry	5/1/2009	5,995	44.48	117,730
McCarthy, Barry	6/1/2009	6,510	40.94	117,670
McCarthy, Barry	7/1/2009	6,562	40.62	116,611
McCarthy, Barry	8/3/2009	5,931	44.97	116,685
McCarthy, Barry	9/1/2009	6,325	42.15	116,633
McCarthy, Barry	10/1/2009	5,974	44.62	118,780
McCarthy, Barry	11/2/2009	4,957	53.80	118,837
McCarthy, Barry	12/1/2009	4,579	58.23	118,813

Sarandos, Ted	1/2/2009	1,116	29.87	14,393
Sarandos, Ted	2/2/2009	902	36.95	14,391
Sarandos, Ted	3/2/2009	970	34.35	14,387
Sarandos, Ted	4/1/2009	777	42.87	14,707
Sarandos, Ted	5/1/2009	749	44.48	14,709
Sarandos, Ted	6/1/2009	814	40.94	14,713
Sarandos, Ted	7/1/2009	820	40.62	14,572
Sarandos, Ted	8/3/2009	741	44.97	14,578
Sarandos, Ted	9/1/2009	791	42.15	14,586
Sarandos, Ted	10/1/2009	747	44.62	14,852
Sarandos, Ted	11/2/2009	620	53.80	14,864
Sarandos, Ted	12/1/2009	572	58.23	14,842

Option Exercises and Stock Vested

The following table sets forth information concerning equity awards for each Named Executive Officer that remained outstanding as of December 31, 2009

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
Hastings, Reed	251,000	$1.50	7/18/2011
Hastings, Reed	200,000	1.50	2/27/2012
Hastings, Reed	15,238	12.38	7/1/2013
Hastings, Reed	15,238	12.48	8/1/2013
Hastings, Reed	15,238	16.83	9/2/2013
Hastings, Reed	15,238	17.26	10/1/2013
Hastings, Reed	15,238	29.23	11/3/2013
Hastings, Reed	15,238	25.35	12/1/2013
Hastings, Reed	15,238	27.42	1/2/2014
Hastings, Reed	15,238	36.37	2/2/2014
Hastings, Reed	15,238	34.75	3/1/2014
Hastings, Reed	15,238	35.36	4/1/2014
Hastings, Reed	15,238	26.90	5/3/2014
Hastings, Reed	15,238	32.60	6/1/2014
Hastings, Reed	12,977	35.95	7/1/2014
Hastings, Reed	23,148	20.16	8/2/2014
Hastings, Reed	32,680	14.27	9/1/2014
Hastings, Reed	28,595	16.33	10/1/2014
Hastings, Reed	49,435	9.43	11/1/2014
Hastings, Reed	41,518	11.25	12/1/2014
Hastings, Reed	39,150	11.92	1/3/2015
Hastings, Reed	40,650	11.48	2/1/2015
Hastings, Reed	43,210	10.79	3/1/2015
Hastings, Reed	43,050	10.83	4/1/2015
Hastings, Reed	40,369	11.57	5/2/2015
Hastings, Reed	32,140	14.50	6/1/2015
Hastings, Reed	20,129	16.55	7/1/2015
Hastings, Reed	17,218	19.34	8/1/2015
Hastings, Reed	15,547	21.45	9/1/2015
Hastings, Reed	12,513	26.64	10/3/2015
Hastings, Reed	12,980	25.68	11/1/2015
Hastings, Reed	12,291	27.11	12/1/2015
Hastings, Reed	12,801	26.05	1/3/2016
Hastings, Reed	12,291	27.11	2/1/2016
Hastings, Reed	12,419	26.85	3/1/2016
Hastings, Reed	11,854	28.13	4/3/2016
Hastings, Reed	11,261	29.60	5/1/2016
Hastings, Reed	11,688	28.51	6/1/2016
Hastings, Reed	12,237	27.24	7/3/2016
Hastings, Reed	16,244	20.50	8/1/2016
Hastings, Reed	16,633	20.02	9/1/2016
Hastings, Reed	14,620	22.81	10/2/2016
Hastings, Reed	12,095	27.55	11/1/2016

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
Hastings, Reed	11,307	$29.46	12/1/2016
Hastings, Reed	10,652	26.61	1/3/2017
Hastings, Reed	12,471	22.73	2/1/2017
Hastings, Reed	12,405	22.83	3/1/2017
Hastings, Reed	12,067	23.48	4/2/2017
Hastings, Reed	12,786	22.15	5/1/2017
Hastings, Reed	13,142	21.57	6/1/2017
Hastings, Reed	14,545	19.48	7/2/2017
Hastings, Reed	16,511	17.16	8/1/2017
Hastings, Reed	15,602	18.14	9/4/2017
Hastings, Reed	13,340	21.22	10/1/2017
Hastings, Reed	10,781	26.29	11/1/2017
Hastings, Reed	11,905	23.78	12/3/2017
Hastings, Reed	10,749	26.35	1/2/2018
Hastings, Reed	13,123	25.39	2/1/2018
Hastings, Reed	10,767	30.94	3/3/2018
Hastings, Reed	9,127	36.51	4/1/2018
Hastings, Reed	10,753	31.00	5/1/2018
Hastings, Reed	10,794	30.89	6/2/2018
Hastings, Reed	12,291	27.10	7/1/2018
Hastings, Reed	11,400	29.22	8/1/2018
Hastings, Reed	10,808	30.84	9/2/2018
Hastings, Reed	11,096	30.04	10/1/2018
Hastings, Reed	14,269	23.36	11/3/2018
Hastings, Reed	15,124	22.04	12/1/2018
Hastings, Reed	11,156	29.87	1/2/2019
Hastings, Reed	9,021	36.95	2/2/2019
Hastings, Reed	9,701	34.35	3/2/2019
Hastings, Reed	7,774	42.87	4/1/2019
Hastings, Reed	7,494	44.48	5/1/2019
Hastings, Reed	8,138	40.94	6/1/2019
Hastings, Reed	8,202	40.62	7/1/2019
Hastings, Reed	7,414	44.97	8/3/2019
Hastings, Reed	7,906	42.15	9/1/2019
Hastings, Reed	7,467	44.62	10/1/2019
Hastings, Reed	6,196	53.80	11/2/2019
Hastings, Reed	5,723	58.23	12/1/2019

Hunt, Neil	1,332	1.50	1/24/2011
Hunt, Neil	19,912	1.50	2/27/2012
Hunt, Neil	5,000	29.23	11/3/2013
Hunt, Neil	5,000	36.37	2/2/2014
Hunt, Neil	5,000	34.75	3/1/2014
Hunt, Neil	5,000	35.36	4/1/2014
Hunt, Neil	5,000	32.60	6/1/2014
Hunt, Neil	2,317	35.95	7/1/2014
Hunt, Neil	1,657	28.13	4/3/2016
Hunt, Neil	3,097	29.60	5/1/2016

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
Hunt, Neil	3,214	$28.51	6/1/2016
Hunt, Neil	3,109	29.46	12/1/2016
Hunt, Neil	4,135	26.61	1/3/2017
Hunt, Neil	3,460	23.48	4/2/2017
Hunt, Neil	4,186	26.29	11/1/2017
Hunt, Neil	4,622	23.78	12/3/2017
Hunt, Neil	4,173	26.35	1/2/2018
Hunt, Neil	5,249	25.39	2/1/2018
Hunt, Neil	4,307	30.94	3/3/2018
Hunt, Neil	3,651	36.51	4/1/2018
Hunt, Neil	4,301	31.00	5/1/2018
Hunt, Neil	4,318	30.89	6/2/2018
Hunt, Neil	4,916	27.10	7/1/2018
Hunt, Neil	4,560	29.22	8/1/2018
Hunt, Neil	4,323	30.84	9/2/2018
Hunt, Neil	4,439	30.04	10/1/2018
Hunt, Neil	4,462	29.87	1/2/2019
Hunt, Neil	3,608	36.95	2/2/2019
Hunt, Neil	3,880	34.35	3/2/2019
Hunt, Neil	3,109	42.87	4/1/2019
Hunt, Neil	2,998	44.48	5/1/2019
Hunt, Neil	3,255	40.94	6/1/2019
Hunt, Neil	3,281	40.62	7/1/2019
Hunt, Neil	2,966	44.97	8/3/2019
Hunt, Neil	3,163	42.15	9/1/2019
Hunt, Neil	2,987	44.62	10/1/2019
Hunt, Neil	2,478	53.80	11/2/2019
Hunt, Neil	2,289	58.23	12/1/2019

Kilgore, Leslie	14,028	1.50	2/27/2012
Kilgore, Leslie	8,772	26.61	1/3/2017
Kilgore, Leslie	8,879	26.29	11/1/2017
Kilgore, Leslie	8,852	26.35	1/2/2018
Kilgore, Leslie	9,843	25.39	2/1/2018
Kilgore, Leslie	8,075	30.94	3/3/2018
Kilgore, Leslie	6,846	36.51	4/1/2018
Kilgore, Leslie	8,065	31.00	5/1/2018
Kilgore, Leslie	8,096	30.89	6/2/2018
Kilgore, Leslie	9,218	27.10	7/1/2018
Kilgore, Leslie	8,550	29.22	8/1/2018
Kilgore, Leslie	8,106	30.84	9/2/2018
Kilgore, Leslie	8,322	30.04	10/1/2018
Kilgore, Leslie	8,367	29.87	1/2/2019
Kilgore, Leslie	6,766	36.95	2/2/2019
Kilgore, Leslie	7,276	34.35	3/2/2019
Kilgore, Leslie	5,830	42.87	4/1/2019
Kilgore, Leslie	5,621	44.48	5/1/2019
Kilgore, Leslie	6,104	40.94	6/1/2019

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
Kilgore, Leslie	6,152	$40.62	7/1/2019
Kilgore, Leslie	5,560	44.97	8/3/2019
Kilgore, Leslie	5,930	42.15	9/1/2019
Kilgore, Leslie	5,600	44.62	10/1/2019
Kilgore, Leslie	4,647	53.80	11/2/2019
Kilgore, Leslie	4,293	58.23	12/1/2019

McCarthy, Barry	742	1.50	2/27/2012
McCarthy, Barry	8,334	16.83	9/2/2013
McCarthy, Barry	8,334	17.26	10/1/2013
McCarthy, Barry	8,334	29.23	11/3/2013
McCarthy, Barry	8,334	25.35	12/1/2013
McCarthy, Barry	8,334	27.42	1/2/2014
McCarthy, Barry	8,334	36.37	2/2/2014
McCarthy, Barry	8,334	34.75	3/1/2014
McCarthy, Barry	8,334	35.36	4/1/2014
McCarthy, Barry	8,334	26.90	5/3/2014
McCarthy, Barry	8,334	32.60	6/1/2014
McCarthy, Barry	5,098	35.95	7/1/2014
McCarthy, Barry	11,234	16.33	10/1/2014
McCarthy, Barry	4,856	9.43	11/1/2014
McCarthy, Barry	16,311	11.25	12/1/2014
McCarthy, Barry	15,970	11.48	2/1/2015
McCarthy, Barry	15,955	10.79	3/1/2015
McCarthy, Barry	16,913	10.83	4/1/2015
McCarthy, Barry	12,626	14.50	6/1/2015
McCarthy, Barry	15,097	16.55	7/1/2015
McCarthy, Barry	11,660	21.45	9/1/2015
McCarthy, Barry	9,384	26.64	10/3/2015
McCarthy, Barry	9,735	25.68	11/1/2015
McCarthy, Barry	9,218	27.11	12/1/2015
McCarthy, Barry	8,961	26.05	1/3/2016
McCarthy, Barry	8,604	27.11	2/1/2016
McCarthy, Barry	8,693	26.85	3/1/2016
McCarthy, Barry	8,298	28.13	4/3/2016
McCarthy, Barry	7,883	29.60	5/1/2016
McCarthy, Barry	8,181	28.51	6/1/2016
McCarthy, Barry	8,566	27.24	7/3/2016
McCarthy, Barry	4,012	20.50	8/1/2016
McCarthy, Barry	10,234	22.81	10/2/2016
McCarthy, Barry	8,466	27.55	11/1/2016
McCarthy, Barry	7,915	29.46	12/1/2016
McCarthy, Barry	7,774	26.61	1/3/2017
McCarthy, Barry	9,102	22.73	2/1/2017
McCarthy, Barry	9,054	22.83	3/1/2017
McCarthy, Barry	8,807	23.48	4/2/2017
McCarthy, Barry	9,332	22.15	5/1/2017
McCarthy, Barry	9,592	21.57	6/1/2017

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
McCarthy, Barry	12,051	$17.16	8/1/2017
McCarthy, Barry	9,736	21.22	10/1/2017
McCarthy, Barry	7,869	26.29	11/1/2017
McCarthy, Barry	8,689	23.78	12/3/2017
McCarthy, Barry	7,845	26.35	1/2/2018
McCarthy, Barry	7,874	25.39	2/1/2018
McCarthy, Barry	6,460	30.94	3/3/2018
McCarthy, Barry	5,476	36.51	4/1/2018
McCarthy, Barry	6,452	31.00	5/1/2018
McCarthy, Barry	6,477	30.89	6/2/2018
McCarthy, Barry	7,375	27.10	7/1/2018
McCarthy, Barry	6,840	29.22	8/1/2018
McCarthy, Barry	6,485	30.84	9/2/2018
McCarthy, Barry	6,658	30.04	10/1/2018
McCarthy, Barry	8,562	23.36	11/3/2018
McCarthy, Barry	9,074	22.04	12/1/2018
McCarthy, Barry	6,693	29.87	1/2/2019
McCarthy, Barry	7,217	36.95	2/2/2019
McCarthy, Barry	7,761	34.35	3/2/2019
McCarthy, Barry	6,219	42.87	4/1/2019
McCarthy, Barry	5,995	44.48	5/1/2019
McCarthy, Barry	6,510	40.94	6/1/2019
McCarthy, Barry	6,562	40.62	7/1/2019
McCarthy, Barry	5,931	44.97	8/3/2019
McCarthy, Barry	6,325	42.15	9/1/2019
McCarthy, Barry	5,974	44.62	10/1/2019
McCarthy, Barry	4,957	53.80	11/2/2019
McCarthy, Barry	4,579	58.23	12/1/2019

Sarandos, Ted	2,790	1.50	2/27/2012
Sarandos, Ted	2,262	29.23	11/3/2013
Sarandos, Ted	2,262	25.35	12/1/2013
Sarandos, Ted	2,262	27.42	1/2/2014
Sarandos, Ted	2,262	36.37	2/2/2014
Sarandos, Ted	2,262	34.75	3/1/2014
Sarandos, Ted	2,262	35.36	4/1/2014
Sarandos, Ted	2,262	26.90	5/3/2014
Sarandos, Ted	2,262	32.60	6/1/2014
Sarandos, Ted	695	35.95	7/1/2014
Sarandos, Ted	1,924	21.45	9/1/2015
Sarandos, Ted	1,548	26.64	10/3/2015
Sarandos, Ted	1,606	25.68	11/1/2015
Sarandos, Ted	1,521	27.11	12/1/2015
Sarandos, Ted	528	26.05	1/3/2016
Sarandos, Ted	507	27.11	2/1/2016
Sarandos, Ted	512	26.85	3/1/2016
Sarandos, Ted	489	28.13	4/3/2016
Sarandos, Ted	465	29.60	5/1/2016

	Option Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Option Exercise Price ($)	Option Expiration Date
Sarandos, Ted	482	$28.51	6/1/2016
Sarandos, Ted	505	27.24	7/3/2016
Sarandos, Ted	670	20.50	8/1/2016
Sarandos, Ted	686	20.02	9/1/2016
Sarandos, Ted	603	22.81	10/2/2016
Sarandos, Ted	499	27.55	11/1/2016
Sarandos, Ted	466	29.46	12/1/2016
Sarandos, Ted	1,128	26.61	1/3/2017
Sarandos, Ted	1,320	22.73	2/1/2017
Sarandos, Ted	1,313	22.83	3/1/2017
Sarandos, Ted	1,278	23.48	4/2/2017
Sarandos, Ted	1,354	22.15	5/1/2017
Sarandos, Ted	1,391	21.57	6/1/2017
Sarandos, Ted	1,540	19.48	7/2/2017
Sarandos, Ted	1,748	17.16	8/1/2017
Sarandos, Ted	1,652	18.14	9/4/2017
Sarandos, Ted	1,412	21.22	10/1/2017
Sarandos, Ted	1,142	26.29	11/1/2017
Sarandos, Ted	1,261	23.78	12/3/2017
Sarandos, Ted	1,138	26.35	1/2/2018
Sarandos, Ted	1,312	25.39	2/1/2018
Sarandos, Ted	1,077	30.94	3/3/2018
Sarandos, Ted	913	36.51	4/1/2018
Sarandos, Ted	1,075	31.00	5/1/2018
Sarandos, Ted	1,079	30.89	6/2/2018
Sarandos, Ted	1,229	27.10	7/1/2018
Sarandos, Ted	1,140	29.22	8/1/2018
Sarandos, Ted	1,081	30.84	9/2/2018
Sarandos, Ted	1,110	30.04	10/1/2018
Sarandos, Ted	1,427	23.36	11/3/2018
Sarandos, Ted	1,512	22.04	12/1/2018
Sarandos, Ted	1,116	29.87	1/2/2019
Sarandos, Ted	902	36.95	2/2/2019
Sarandos, Ted	970	34.35	3/2/2019
Sarandos, Ted	777	42.87	4/1/2019
Sarandos, Ted	749	44.48	5/1/2019
Sarandos, Ted	814	40.94	6/1/2019
Sarandos, Ted	820	40.62	7/1/2019
Sarandos, Ted	741	44.97	8/3/2019
Sarandos, Ted	791	42.15	9/1/2019
Sarandos, Ted	747	44.62	10/1/2019
Sarandos, Ted	620	53.80	11/2/2019
Sarandos, Ted	572	58.23	12/1/2019

Option Exercises and Stock Vested

The following table sets forth information concerning each exercise of stock options during 2009 for each of the Named Executive Officers on an aggregated basis.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)
Reed Hastings	238,500	$10,099,980
Neil Hunt	100,000	2,228,177
Leslie Kilgore	233,244	5,062,201
Barry McCarthy	140,549	4,118,918
Ted Sarandos	10,000	391,150

(1)	Dollar value realized on exercise equals the difference between the closing price on the date of exercise date less the exercise price of the option and does not necessarily reflect the sales price of the shares or if a sale was made.

Potential Payments upon Termination or Change-in-Control

The Named Executive Officers are beneficiaries of the Company’s Amended and Restated Executive Severance and Retention Incentive Plan, as described in more detail above in “Compensation Discussion and Analysis.” The information below reflects the estimated value of the compensation to be paid by the Company to each of the Named Executive Officers in the event of termination or a change in control under the terms of the Amended and Restated Executive Severance and Retention Incentive Plan. The amounts shown below assume that termination or change in control was effective as of December 31, 2009. The actual amounts that would be paid can only be determined at the time of the actual triggering event. The right to receive a severance benefit terminates upon a change in control transaction, so that the beneficiaries of the plan are not entitled to both a change in control benefit as well as a severance benefit.

Name	Severance Benefit	Change in Control Benefit
Reed Hastings	$1,875,000	$2,500,000
Neil Hunt	975,000	1,300,000
Leslie Kilgore	1,162,500	1,550,000
Barry McCarthy	1,087,500	1,450,000
Ted Sarandos	1,125,000	1,500,000

Compensation of Directors

The Company’s directors do not currently receive cash for services they provide as directors or members of Board committees but may be reimbursed for their reasonable expenses for attending Board and Board committee meetings. Each non-employee Director receives stock options pursuant to the Director Equity Compensation Plan. The Director Equity Compensation Plan provides for a monthly grant of stock options to each non-employee Director of the Company in consideration for services provided to the Company and subject to the terms and conditions of the Company’s 2002 Stock Plan. The actual number of options to be granted is determined by the following formula: $10,000 / ([fair market value on the date of grant] x 0.20). For 2010, this formula was modified so that, effective for grants commencing in 2010, the number of options granted each month would be calculated using 20% of the fair market value of the stock on the grant date instead of 25%. Each monthly grant is made on the first trading day of the month, is fully vested upon grant and is exercisable at a strike price equal to the fair market value on the date of grant. Mr. Barton received options to purchase 100,000 shares of the Company’s common stock upon joining the Board in May 2002, but no other current director was granted options upon joining the Board other than the regular monthly grants.

The following table sets forth information concerning the compensation of the Company’s non-employee directors during 2009.

Names	Option Awards ($) (1)	Total ($)
Richard N. Barton	$210,734	$210,734	(2)
A. George (Skip) Battle	210,734	210,734	(3)
Charles H. Giancarlo	210,734	210,734	(4)
Timothy M. Haley	210,734	210,734	(5)
Jay C. Hoag	210,734	210,734	(6)
Michael N. Schuh	210,734	210,734	(7)
Gregory S. Stanger	210,734	210,734	(8)

(1)	Option awards reflect the monthly grant of stock options to each non-employee director on the dates and at the aggregate grant date fair values, as shown below.

Grant Date	Fair Value
01/02/09	$17,269
02/02/09	17,279
03/02/09	17,264
04/01/09	17,659
05/01/09	17,655
06/01/09	17,659
07/01/09	17,486
08/03/09	17,510
09/01/09	17,500
10/01/09	17,815
11/02/09	17,812
12/01/09	17,826

(2)	Aggregate number of option awards outstanding held by Mr. Barton at 12/31/09 is 80,194.

(3)	Aggregate number of option awards outstanding held by Mr. Battle at 12/31/09 is 80,194.

(4)	Aggregate number of option awards outstanding held by Mr. Giancarlo at 12/31/09 is 43,940.

(5)	Aggregate number of option awards outstanding held by Mr. Haley at 12/31/09 is 80,194.

(6)	Aggregate number of option awards outstanding held by Mr. Hoag at 12/31/09 is 52,442.

(7)	Aggregate number of option awards outstanding held by Mr. Schuh at 12/31/09 is 80,194.

(8)	Aggregate number of option awards outstanding held by Mr. Stanger at 12/31/09 is 80,194.

Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plans as of December 31, 2009:

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plan category	(a)	(b)	(c)(1)
Equity compensation plans or arrangements approved by security holders	3,790,438	$25.28	5,432,997	(2)(3)
Equity compensation plans or arrangements not approved by security holders	451,000	$1.50	—	(4)

Total	4,241,438	$22.75	5,432,997

(1)	Excludes securities reflected in column entitled “Number of securities to be issued upon exercise of outstanding options, warrants and rights.”

(2)	Includes 2,841,730 shares of the Company’s common stock reserved under its 2002 Employee Stock Purchase Plan, as amended, for future issuance.

(3)	The Company’s 2002 Employee Stock Purchase Plan provides for annual increases in the number of shares available for issuance on the first day of each year equal to the lesser of: (i) 666,666 shares, (ii) 2% of the outstanding shares of the Company’s common stock on such date, or (iii) such other amount as determined by the Board. If shareholders approve Proposal Three of this proxy statement, the annual increases will be eliminated and the shares available for future issuance will be capped at 2,800,000.

(4)	Reflects two grants of stock options made, respectively, on July 18, 2001 and February 27, 2002, to Reed Hastings, the Company’s Chief Executive Officer, President and Chairman of the Board, exercisable for shares of the Company’s common stock pursuant to Stand-Alone Stock Option Agreements. Options are currently fully vested and are exercisable, at a price of $1.50 (adjusted for stock splits), until the earlier of three months following termination of service or ten years from the grant date. The Stand-Alone Stock Option Agreements are filed as Exhibits 10.6 and 10.7, respectively, to the Company’s Registration Statement on Form S-8 filed with the SEC on May 24, 2002.

Non-executive Compensation Policies

The Company’s compensation policies for non-executive salaried employees are the same as those outlined for its Named Executive Officers. Given the design of our compensation structure, as detailed in the foregoing Compensation Discussion and Analysis, we do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Code of Ethics

The Company has adopted a Code of Ethics for its directors, officers and other employees. A copy of the Code of Ethics is available on the Company’s Investor Relations Web site at http://ir.netflix.com/documentdisplay.cfm. Any waivers of the Code of Ethics will be posted at that Web site.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by the SEC rules to furnish the Company with copies of all Forms 3, 4 and 5 they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal year 2009 all of the Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than 10% stockholders were followed in a timely manner.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on the review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Compensation Committee of the Board of Directors
Timothy M. Haley
Jay C. Hoag
A. George (Skip) Battle

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee engages and supervises the Company’s independent registered public accounting firm and oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation of financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s annual report on Form 10-K for the year ended December 31, 2009 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments made by management and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with KPMG LLP, the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of the Company’s audited financial statements with accounting principles generally accepted in the United States of America, its judgments as to the quality of the Company’s accounting principles and the other matters required to be discussed with the Audit Committee under the auditing standards generally accepted in the United States of America, including the matters required by the Codification of Statements on Auditing Standards No. 61, as amended (AICPA Professional Standard, Vol. 1 AU Section 380), as adopted by the Public Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has discussed with KPMG LLP its independence from management and the Company, including the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with the Audit Committees.

The Audit Committee also reviewed the fees paid to KPMG LLP during the year ended December 31, 2009 for audit and non-audit services, which fees are described under the heading “Principal Accountant Fees and Services.” The Audit Committee has determined that the rendering of all non-audit services by KPMG LLP were compatible with maintaining its independence.

The Audit Committee discussed with KPMG LLP the overall scope and plans for its audit. The Audit Committee met with KPMG LLP, with and without management present, to discuss the results of its examinations, its evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2009, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to stockholder ratification, the selection of KPMG LLP to audit the Company’s financial statements for the year ending December 31, 2010.

Audit Committee of the Board of Directors
Timothy M. Haley
Michael N. Schuh
Gregory S. Stanger

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements with Directors and Executive Officers

The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company.

Procedures for Approval of Related Party Transactions

The Company has a written policy concerning the review and approval of related party transactions. Potential related party transactions are identified through an internal review process that includes a review of payments made in connection with transactions in which related persons may have had a direct or indirect material interest. Those transactions that are determined to be related party transactions under Item 404 of Regulation S-K issued by the SEC are submitted for review by the Audit Committee for approval and to conduct a conflicts-of-interest analysis. The individual identified as the “related party” may not participate in any review or analysis of the related party transaction. No related party transactions were identified in 2009.

STOCKHOLDERS SHARING AN ADDRESS

Stockholders sharing an address with another stockholder may receive only one Notice of Internet Availability of Proxy Materials at that address unless they have provided contrary instructions. Any such stockholder who wishes to receive a separate Notice of Internet Availability of Proxy Materials now or in the future may write or call Broadbridge to request a separate copy from:

Householding Department

Broadridge

51 Mercedes Way, Edgewood, NY 11717

(800) 542-1061

Broadbridge will promptly, upon written or oral request, deliver a Notice of Internet Availability of Proxy Materials, or if requested, a separate copy of its annual report or this Proxy Statement to any stockholder at a shared address to which only a single copy was delivered.

Similarly, stockholders sharing an address with another stockholder who have received multiple copies of the Company’s Notice of Internet Availability of Proxy Materials may write or call the above address and phone number to request delivery of a single copy in the future.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

By Order of the Board of Directors

David Hyman
General Counsel and Secretary

April 8, 2010

Los Gatos, California

Appendix A

NETFLIX, INC.

2002 EMPLOYEE STOCK PURCHASE PLAN

Adopted February 27, 2002

Amended Effective May 1, 2006, and May 20, 2010

The following constitutes the provisions of the 2002 Employee Stock Purchase Plan of Netflix, Inc.

1. Purpose. The purpose of the Plan is to provide Employees with an opportunity to purchase Common Stock through accumulated Contributions (as defined in Section 2(h) below). It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit Plan participation in a manner that is consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Administrator” means the Board or any committee thereof designated by the Board in accordance with Section 14.

(b) “Board” means the Board of Directors of the Company.

(c) “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii) The consummation of a merger or consolidation of the Company, with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company, or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(iv) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. “Incumbent Directors” means Directors who either (A) are Directors as of the effective date of the Plan (pursuant to Section 23), or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of Directors.

(d) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein shall be a reference to any successor or amended section of the Code.

(e) “Common Stock” means the common stock of the Company.

(f) “Company” means Netflix, Inc., a Delaware corporation.

(g) “Compensation” shall mean all salary, wages (including amounts elected to be deferred by the employee, that would otherwise have been paid, under a cash or deferred arrangement established by the Company), overtime pay, commissions, bonuses and any other remuneration paid directly to the employee, but excluding profit sharing, the cost of employee benefits paid for by the Company, education or tuition reimbursements, imputed income arising under any Company group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income recognized in connection with stock options, contributions made by the Company under any employee benefit plan, and similar items of compensation.

(h) “Contributions” means any payroll deductions and other additional payments that the Company may allow to be made by a participant to fund the exercise of options granted pursuant to the Plan.

(i) “Designated Subsidiary” means any Subsidiary that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.

(j) “Director” means a member of the Board.

(k) “Employee” means any individual who is a common law employee of an Employer and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer, or any lesser number of hours per week and/or number of months in any calendar year established by the Administrator (if required under applicable local law) for purposes of any separate Offering. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Employer. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated three (3) months and one (1) day following the start of such leave. The Administrator, in its discretion, from time to time may, prior to an Offering Date for all options to be granted on such Offering Date, determine (on a uniform and nondiscriminatory basis) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), or (iv) is a highly compensated employee under Section 414(q) of the Code with compensation above a certain level or who is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided any exclusion be applied with respect to an individual Offering in an identical manner to all highly compensated individuals of the Employer whose Employees are participating in that Offering.

(l) “Employer” means any one or all of the Company and its Designated Subsidiaries.

(m) “Enrollment Date” means the first Trading Day of each Offering Period.

(n) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

(o) “Exercise Date” means the first Trading Day on or after May 1st and November 1st of each year. The first Exercise Date under the Plan shall be November 1, 2002.

(p) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for the Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

(iii) In the absence of an established market for the Common Stock, its Fair Market Value shall be determined in good faith by the Administrator, or;

(iv) For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value shall be the initial price to the public as set forth in the final prospectus deemed to be included within the registration statement on Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Common Stock (the “Registration Statement”).

(q) “Offering” means an offer under the Plan of an of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of this Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical.

(r) “Offering Periods” through November 1, 2005 means the periods of approximately twenty-four (24) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1st and November 1st of each year and terminating on the first Trading Day on or after the May 1st and November 1st Offering Period commencement date approximately twenty-four (24) months later; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective and ending on the first Trading Day on or after the earlier of (i) May 1, 2004 or (ii) twenty-seven (27) months from the beginning of the first Offering Period; and provided, further, that the second Offering Period under the Plan shall commence on November 1, 2002.

Effective May 1, 2006, Offering Periods means the periods of approximately six (6) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after May 1st and November 1st of each year and terminating on the first Trading Day on or after the next November 1st and May 1st, respectively. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(s) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(t) “Plan” means this 2002 Employee Stock Purchase Plan.

(u) “Purchase Period” means the approximately six (6) month period commencing on one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

(v) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Administrator pursuant to Section 20.

(w) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(x) “Trading Day” means a day on which the U.S. national stock exchanges and the Nasdaq System are open for trading.

3. Eligibility.

(a) First Offering Period. Any individual who is an Employee immediately prior to the first Offering Period under the Plan shall be automatically enrolled in the first Offering Period.

(b) Subsequent Offering Periods. Any individual who is an Employee as of the Enrollment Date of any future Offering Period shall be eligible to participate in such Offering Period, subject to the requirements of Section 5.

(c) Exclusions. Notwithstanding the foregoing subsections (a) and (b), Employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.

(d) Limitations. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. Through November 1, 2005, the Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after May 1st and November 1st of each year, or on such other date as the Administrator shall determine, and continuing thereafter until terminated in accordance with Section 20; provided, however, that the first Offering Period under the Plan shall commence with the first Trading Day on or after the date on which the Securities and Exchange Commission declares the Company’s Registration Statement effective and ending on the first Trading Day on or after the earlier of (i) May 1, 2004 or (ii) twenty-seven (27) months from the beginning of the first Offering Period; and provided, further, that the second Offering Period under the Plan shall commence on November 1, 2002.

Effective May 1, 2006, the Plan shall be implemented by consecutive, concurrent Offering and Purchase Periods with a new Period commencing on the first Trading Day on or after May 1st and November 1st of each year, or on such other date as the Administrator shall determine, and continuing thereafter until terminated in accordance with Section 20.

The Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings and create new Offering Periods without stockholder approval.

5. Participation.

(a) First Offering Period. An Employee who has become a participant in the first Offering Period under the Plan pursuant to Section 3(a) shall be entitled to continue his or her participation in such Offering Period only if he or she submits to the Company’s payroll office (or its designee) a properly completed subscription agreement authorizing payroll deductions or, if permitted by the Administrator, in its sole discretion, stating the amount of Contributions to the Plan expressed as a U.S. dollar (or local currency) amount in the form provided by the Administrator for such purpose (i) no earlier than the effective date of the filing of the Company’s Registration Statement on Form S-8 with respect to the shares of Common Stock issuable under the Plan (the “Effective Date”) and (ii) no later than five (5) business days from the Effective Date (the “Enrollment Window”). A participant’s failure to submit the subscription agreement during the Enrollment Window pursuant to this Section 5(a) shall result in the automatic termination of his or her participation in the first Offering Period under the Plan.

(b) Subsequent Offering Periods. An Employee who is eligible to participate in the Plan pursuant to Section 3(b) may become a participant by (i) submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Enrollment Date, a properly completed subscription agreement authorizing payroll deductions or stating the amount of Contributions to the Plan expressed as a U.S. dollar (or local currency) amount in the form provided by the Administrator for such purpose, or (ii) following an electronic or other enrollment procedure prescribed by the Administrator.

6. Contributions.

(a) At the time a participant enrolls in the Plan pursuant to Section 5, he or she shall elect to have payroll deductions made on each payday or other Contributions made during the Offering Period in an amount not exceeding 15% of the Compensation which he or she receives on each such payday. The Administrator, in its sole discretion, may permit all participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period, provided that payment through means other than payroll deductions shall be permitted only if the participant has not already had the maximum permitted amount withheld through payroll deductions during the Purchase Period.

(b) Payroll deductions authorized by a participant shall commence on the first payday following the Enrollment Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10; provided, however, that for the first Offering Period under the Plan, payroll deductions shall commence on the first payday on or following the end of the Enrollment Window.

(c) All Contributions made for a participant shall be credited to his or her account under the Plan and shall be made in whole percentages only. A participant may not make any additional payments into such account.

(d) A participant may discontinue his or her participation in the Plan as provided in Section 10, or may change the rate of his or her Contributions during the Offering Period by (i) properly completing and submitting to the Company’s payroll office (or its designee), on or before a date prescribed by the Administrator prior to an applicable Exercise Date, a new subscription agreement authorizing the change in Contribution rate in the form provided by the Administrator for such purpose, or (ii) following an electronic or other procedure prescribed by the Administrator; provided, however, that a participant may only make two Contribution changes during each Purchase Period. If a participant has not followed such procedures to change the rate of Contributions, the rate of his or her Contributions shall continue at the last properly elected rate throughout the Offering Period and future Offering Periods (unless terminated as provided in Section 10). The Administrator may, in its sole discretion, limit the nature and/or number of Contribution rate changes that may be made by participants during any Offering Period. Any change in Contribution rate made pursuant to this Section 6(d) shall be effective as of the first full payroll period following five (5) business days after the date on which the change is made by the participant (unless the Company, in its sole discretion, elects to process a given change in payroll deduction rate more quickly).

(e) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(d), a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate originally elected by the participant effective as of the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10.

(f) At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company may, but shall not be obligated to, withhold from the participant’s Compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the Employee. Further, the Company or its Subsidiaries may satisfy its withholding obligations, if any, through any of the means set forth in the applicable subscription agreement to the extent permitted by Section 1.423-2(f) of the Treasury Regulations of the Code.

7. Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of Common Stock determined by dividing such participant’s Contributions accumulated prior to such Exercise Date and retained in the participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall a participant be permitted to purchase during each Purchase Period more than 8,334 shares of Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(d) and 13. The Employee may accept the grant of such option by submitting a properly completed subscription agreement in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a participant may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to Section 10. The option shall expire on the last day of the Offering Period.

8. Exercise of Option.

(a) Unless a participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of shares of Common Stock shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such participant at the applicable Purchase Price with the accumulated Contributions in his or her account. No fractional shares of Common Stock shall be purchased; any Contributions accumulated in a participant’s account which are not sufficient to purchase a full share will be returned to the participant. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b) Notwithstanding any contrary Plan provision, if the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares of Common Stock for issuance under the Plan by the Company’s shareholders subsequent to such Enrollment Date.

9. Delivery. As soon as administratively practicable after each Exercise Date on which a purchase of shares of Common Stock occurs, the Company shall arrange the delivery to each participant, as appropriate, the shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion). No participant shall have any voting, dividend, or other shareholder rights with respect to shares of Common Stock subject to any option granted under the Plan until such shares have been purchased and delivered to the participant as provided in this Section 9.

10. Withdrawal.

(a) Under procedures established by the Administrator, a participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the

Plan at any time by (i) submitting to the Company’s payroll office (or its designee) a written notice of withdrawal in the form prescribed by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure prescribed by the Administrator. All of the participant’s Contributions credited to his or her account shall be paid to such participant as promptly as practicable after the effective date of his or her withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further Contributions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, Contributions shall not resume at the beginning of the succeeding Offering Period unless the participant re-enrolls in the Plan in accordance with the provisions of Section 5.

(b) A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

11. Termination of Employment. Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the Contributions credited to such participant’s account during the Offering Period but not yet used to purchase shares of Common Stock under the Plan shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan, except as may be required by applicable law, as determined by the Company, and if so required by the laws of a particular jurisdiction, shall apply to all participants in the relevant Offering except to the extent otherwise permitted by Section 1.423-2(f) of the Treasury Regulations of the Code.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 19, the maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 2,800,000 shares.

(b) Shares of Common Stock to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14. Administration. The Board or a committee of members of the Board who shall be appointed from time to time by, and shall serve at the pleasure of, the Board, shall administer the Plan. The Administrator shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to designate separate Offerings under the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Unless otherwise determined by the Administrator, Employees eligible to participate in each sub-plan (if any sub-plan is adopted by the Administrator as necessary or appropriate to permit the participation in the Plan by employees who are non-U.S. nationals or employed outside the United States) will participate in a separate Offering. The Administrator, in its sole discretion and on such terms and conditions as it may provide, may delegate to one or more individuals all or any part of its authority and powers under the Plan. Every finding, decision and determination made by the Administrator (or its designee) shall, to the full extent permitted by law, be final and binding upon all parties.

15. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive any shares of Common Stock and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may designate a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the participant at any time. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

(c) All beneficiary designations under this Section 15 shall be made in such form and manner as the Administrator may prescribe from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to allow such designations by participants in non-U.S. jurisdictions to the extent permitted by Section 1.423-2(f) of the Treasury Regulations of the Code.

16. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from an Offering Period in accordance with Section 10.

17. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions except under Offerings in which applicable local law requires that Contributions to the Plan by participants be segregated from the Company’s general corporate funds and/or deposited with an independent third party for participants in non-U.S. jurisdictions. Until shares of Common Stock are issued under the Plan (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a participant shall only have the rights of an unsecured creditor with respect to such shares.

18. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of Contributions, the Purchase Price, the number of shares of Common Stock purchased and the remaining cash balance, if any.

19. Adjustments, Dissolution, Liquidation or Change of Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock such that an adjustment is determined by the Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Administrator shall, in such manner as it may deem equitable, adjust the number and class of Common Stock which may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 7 and 13.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise

Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

(c) Change of Control. In the event of a Change of Control, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed Change of Control. The Administrator shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10.

20. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19, no such termination can affect options previously granted under the Plan, provided that an Offering Period may be terminated by the Administrator on any Exercise Date if the Administrator determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled to change the Offering Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.

(c) In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) amend the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718, including with respect to an Offering Period underway at the time;

(ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(iii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action;

(iv) allocating shares;

(v) reducing the maximum percentage of Compensation a participant may elect to set aside as payroll deductions or the maximum amount a participant may elect to pay as Contributions; and

(vi) reducing the maximum number of Shares a participant may purchase during any Offering Period.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22. Conditions Upon Issuance of Shares. Shares of Common Stock shall not be issued with respect to an option under the Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, including the rules and regulations promulgated thereunder, the Exchange Act and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect until terminated under Section 20.

24. Automatic Transfer to Low Price Offering Period. To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period.

FORM OF PROXY

NETFLIX, INC.

ANNUAL MEETING OF STOCKHOLDERS

MAY 20, 2010

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Netflix, Inc. (the “Company”) hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 8, 2010, and hereby appoints Reed Hastings and Barry McCarthy, and each of them, with full power of substitution, as Proxy or Proxies to vote all shares of the Company’s common stock of the undersigned at the Annual Meeting of Stockholders of Netflix, Inc. to be held on May 20, 2010, and at any adjournments thereof, upon the proposals set forth in this and described in the Proxy Statement, and in their discretion with respect to such other matters as may be properly brought before the meeting or any adjournments thereof.

If this proxy is properly executed and returned, this proxy will be voted for the specifications made below or if no direction is made, this proxy will be voted “for” each nominee for Class II director set forth below (item 1), “for” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 (item 2) , and “for” approval of the Amended and Restated 2002 Employee Stock Purchase Plan (item 3).

Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder.

1.	To elect two Class II directors to hold office until the 2013 Annual Meeting of Stockholders:

Timothy M. Haley

	☐	FOR		☐	WITHHELD

Gregory S. Stanger

	☐	FOR		☐	WITHHELD

2.	To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010

	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To approve the Company’s Amended and Restated 2002 Employee Stock Purchase Plan

	☐	FOR	☐	AGAINST	☐	ABSTAIN

Mark box at right if an address change or comment has been noted on this card  ☐

This Proxy should be marked, dated and signed by the stockholder or stockholders exactly as the stockholder’s or stockholders’ names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign.

Signature:	Date:	Signature:	Date: